UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CRC Crystal Research Corporation
(Name of small business issuer in its charter)

Nevada	2800	86-0728263
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4952 East Encanto Street
Mesa, Arizona 85205
(480) 452-3301
(Address and telephone number of registrant’s principal executive offices)
Corporate Services Group, LLC 723 South Casino Center Boulevard Las Vegas, Nevada 89101-6716 Telephone (800) 354-4004 Facsimile (702) 471-1012
(Name, address and telephone number of agent for service)

Copies to:
Anslow & Jaclin LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey, 07726 Telephone: 732-409-1212 Facsimile: 732 – 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	2,000,000(2)	$0.09	$180,000	$12.83
Common Stock	971,844	$0.09	$87,466	$6.24

*(1) In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the OTC Bulletin Board on December 15, 2009 , a date within five (5) trading days prior to the date of the filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

CRC Crystal Research Corporation
2,971,844  shares of common stock

 This prospectus relates to the resale of up to 971,844 shares of our common stock which may be offered for sale or otherwise transferred from time to time by the selling shareholders and the registration of 2,000,000 shares on behalf of Auctus Private Equity Fund, LLC pursuant to a “put right” under a drawdown line of equity credit facility that we have entered into with Auctus. The Investment Agreement permits us to “put” up to ten million ($10,000,000) in shares of our common stock to Auctus. We will not receive any proceeds from the sale of these shares of common stock.  However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right offered by Auctus. We will bear all costs associated with this registration. The total amount of shares of common stock which may be sold pursuant to this prospectus would constitute 8% of our issued and outstanding common stock as of December 21, 2009 , if all of the shares had been sold by that date.  We will file prospectus supplements when exercising our right to sell shares to Auctus under the equity line.

CRC Crystal Research Corporation recently exited the development stage, and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.

CRC Crystal Research Corporation is listed on the Over The Counter Bulletin Board (OTCBB) of NASDAQ under the symbol CYSA.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein beginning on Page 6 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. CRC Crystal Research Corporation may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

CRC Crystal Research Corporation does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated __________, 2009

TABLE OF CONTENTS

PAGE
SUMMARY OF PROSPECTUS	5
GENERAL INFORMATION ABOUT OUR COMPANY	5
THE OFFERING	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR COMPANY	6
RISKS ASSOCIATED WITH THIS OFFERING	10
USE OF PROCEEDS	14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	15
SELLING SHAREHOLDERS	16
PLAN OF DISTRIBUTION	17
DESCRIPTION OF SECURITIES	19
INTEREST OF NAMED EXPERT AND COUNSEL	20
DESCRIPTION OF OUR BUSINESS	20
General Information	20
Industry Background	23
Principal Products and their Markets	25
Distribution Methods	27
Status of Any Publicly Announced Products	27
Competition	28
Sources and Availability of Products	29
Dependence on One of a Few Major Customers	29
Patents and Trademarks	29
Need for Any Government Approval of Principal Products	31
Government and Industry Regulation	31
Research and Development Activities	31
Environmental Laws	31
Employees and Employment Agreements	31
DESCRIPTION OF PROPERTY	32
LEGAL PROCEEDINGS	32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	32
FINANCIAL STATEMENTS	33
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	40
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	40
EXECUTIVE COMPENSATION	43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45
INDEMNIFICATION	49
AVAILABLE INFORMATION	49

CRC Crystal Research Corporation
4952 East Encanto Street
Mesa, Arizona 85205

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “CRC” are to CRC Crystal Research Corporation

GENERAL INFORMATION ABOUT OUR COMPANY

We were incorporated in the State of Nevada on June 9, 2006.   We are  the successor in interest to CRC Crystal Research Corporation (“Arizona CRC”), which was incorporated in the State of Arizona on March 22, 1993.  On June 10, 2006, the board of directors of the Company and Arizona CRC approved their merger for the purpose of reincorporating the Arizona CRC in the State of Nevada.  The reincorporation was completed by the filing of Articles of Merger with the Secretary of State of Nevada on September 20, 2006 and with the Secretary of State of Arizona on September 21, 2006.   We were formed by Dr. Kiril Pandelisev to commercialize patents for new technology and innovative crystal growing processes in the manufacture Crystals and new and improved Crystal Products based on his patents. The technology encompasses a new crystal growth design, new crystal growing processes, and fabrication of new and more sensitive Crystal Products. Management believes that the new technology allows us to manufacture Crystal Products faster, less expensively, and at a higher quality level than that which current industry methods allow.

We have a non-exclusive license to all technology owned by Single Crystal Technologies, Inc. (“SCT”), which is owned by Dr. Kiril A. Pandelisev.  The licensed technology includes patents, whether approved, pending or in process of filing, other contractual agreements, and technical measures relating to the manufacture of Crystals, Crystal Products and ultra pure materials.  We plan to raise capital to fund the development of initial manufacturing capabilities to grow Crystals and manufacture Crystal Products for sale in various industrial markets. The Company has never produced any Crystal Products or other products for commercial sale.  We  plan to raise funds from accredited investors, venture funds, potential customers, government funds, hedge funds, research grants, other credible funding sources for our technology.

On December 31, 2008, our previous S-1 Registration Statement became effective wherein we registered a total of 2,394,605 common shares.  On January 23, 2009 we received approval for trading from the Financial Industry Regulatory Authority (“FINRA”) under the symbol CYSA.

On August 7, 2009, we acquired Arizona Quartz Tech, Inc. from Phoenix, Arizona. The acquisition is part of CRC’s expansion into the semiconductor market and establishing a gateway for many of its patented technologies for that market. This acquisition comes at a time when our initial patents for production of high grade, fiber optic quality fused silica (man-made quartz) have just been approved by the United States Patent and Trademark Office. The existing product line of Arizona Quartz Tech also compliments our patented technology for silicon or silicon alloy wafer boats and other wafer processing parts and assemblies. The market for high purity high temperature products for the semiconductor industry is very big. The market for these high temperature, chemically resistant, lightweight, mechanically strong silicon based alloy product lines in the aerospace, automotive, chemical and other large industry segments is enormous. It simply expands our product menu to be suitable for companies such as Intel, Microchip, ASM, Northrop Grumman, Lockheed Martin, and others. It also expands the list of potential customers to us as well.

On September 30, 2009, we acquired the assets of MacFab, an Arizona sole proprietorship and the assets of Aaron Jensen.

Our auditors have issued a going concern opinion in which they have raised substantial doubt as to our continuing viability.

THE OFFERING

The f ollowing is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Registered:
2,000,000 common shares, par value $0.001 are being registered on behalf of Auctus Private Equity Fund, LLC. An additional 971,844 common shares are being registered on behalf of our selling security holders.

Offering Period:	Until all Shares are sold or until 36 months from the date that the registration statement becomes effective, whichever comes first.

Use of Proceeds:	We intend to use the proceeds to fund ongoing research and development, purchasing of equipment, development of prototype products, payment of salaries, and for working capital.

Number of Shares Outstanding Before the Offering:	16,386,870

Number of Shares Outstanding After the Offering:	18,056,870

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

THE OFFERING - continued

Material Terms of the Equity Financing Agreement:

Under the equity line of credit agreement, Auctus has agreed to provide us with up to $10,000,000 of funding.  We are registering a total of 2,000,000 shares under the equity line. During this period, we may request a drawdown under the equity line of credit by selling shares of our common stock to Auctus and Auctus will be obligated to purchase the shares. We may request a drawdown once every five trading days, although we are under no obligation to request any drawdowns under the equity line of credit. There must be a minimum of five trading days between each drawdown request.

During the five trading days following a drawdown request, we will calculate the amount of shares we will sell to Auctus and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of our common stock during each of the five trading days immediately following the drawdown date, less a discount of 7%.

There is no minimum amount we can draw down at any one time. The maximum amount we can draw down at any one time is the larger of:

•	$150,000; or
•	200% of the average daily volume based on the trailing ten days preceding the drawdown notice date.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this registration.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

We recently exited the development stage , and have a limited operating history on which to evaluate our potential for future success.

We recently exited the development stage, and have yet to produce or sell any products or services in significant volumes .  We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our crystal products.  You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets.  If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

Our business is dependent on raising capital to begin operations.

Our business involves the development of the manufacturing capability to exploit technology that we license from Single Crystal Technologies, Inc., an Arizona corporation (“SCT”), an affiliate of Dr. Kiril A. Pandelisev, our founder, controlling stockholder, sole officer, and one of our directors, to manufacture crystal products.  We estimate that we need a maximum of $2,000,000 to expand. The initial funds raised are marked to prepare for production readiness. This funding will allow the company to prepare for initial production, produce several types of fully tested prototypes aimed at different segments of the market and begin production. The amount needed for expansion will vary depending on the growth curve the company adopts at the time of funding.   While we have spoken to various investment banks and investors, at this time we do not have any commitment for the necessary capital.  Accordingly, we do not know if we will be able to raise any capital, or whether the terms will be beneficial or detrimental to existing shareholders.  If we are not able to raise capital to begin business, we may never commence operations and our shares will be worthless.

Our business is dependent on licensed technology.

Our ability to utilize a unique process to manufacture crystal products for industry applications which are higher quality and less expensive than those presently produced is solely dependent on the non-exclusive license of technology owned by SCT.  The original license agreement (the “License”) only gives us the non-exclusive right to use the patents and other technology owned by SCT for their lifetime (including extensions), and can be terminated at SCT’s option if we fail to commence production of products using the technology by September 25, 2008, or if we breach the License or file for bankruptcy.  In May of 2008 SCT and CRC agreed to renew and extend the licensing agreement, until September 25, 2010, however no written extension has been entered into as of the current date. An additional $50,000 has been added to the initial signing fees. The second $50,000 is payable when the company’s cumulative capital raise is $3 million or more or its product sales exceed $1,000,000, whichever comes first.

We may not be able to accommodate rapid growth which could decrease revenues and result in a loss of customers.

We currently have six officers and are in process of hiring the first three employees.  To manage anticipated growth, we must develop operational, financial and management information systems.  We must also hire, train and retain additional qualified personnel, and effectively manage our relationships with end users, suppliers and other third parties.  Our expansion will place a significant strain on our current services and support operations, sales and administrative personnel, capital and other resources.  We could also experience difficulties meeting demand for our products.  We cannot guarantee that our systems, procedures or controls will be adequate to support operations, or that management will be capable of fully exploiting the market.  Our failure to effectively manage growth could adversely affect our business and financial results.

RISKS ASSOCIATED WITH OUR COMPANY - continued

The licensed technology is unproven in commercial production.

Our business plan is based on the commercial exploitation of technology we license from SCT, which consists of a combination of patents and technical know-how.  To date, the technology has not been deployed in actual commercial production, and therefore is unproven in that context.

Furthermore, the technology has not been deployed to manufacture crystal products of the size that CRC Crystal Research intends to manufacture.  It is possible that the technology will not work as well when deployed to make commercial quantities of crystal product, or that significant additional research and development will be necessary to perfect the technology.

We may face high costs associated with protection of our patented products from infringement by Third Parties.

CRC Crystal Research’s business plan is based on the commercial exploitation of technology it licenses on a non-exclusive basis from SCT.  To protect its technology and confidential information, SCT relies upon a combination of patents, contractual agreements, and technical measures to protect the confidential information, know-how and proprietary rights relating to its manufacture of crystal products.  Such protection, however, may not preclude competitors from developing crystal products which have similar characteristics as those developed by CRC Crystal Research.  Furthermore, not all patents on which we may rely have been granted.  Under the License, CRC Crystal Research bears the burden of prosecuting any patent applications in any countries to which it wishes to extend patent protection for SCT’s patents.  In addition, we are responsible for prosecuting any infringement actions against third parties who may be infringing on any patents used by CRC Crystal Research and defending any infringement actions brought by competitors involving patents used by CRC Crystal Research.  The cost of prosecuting and defending patent infringement actions is very high, and may place a severe financial strain on CRC Crystal Research.  We do not believe that any of the licensed technology infringes upon the proprietary rights of any third party.  There can be no assurance, however, that third parties will not assert infringement claims against CRC Crystal Research or SCT in the future.  The successful assertion of such claims could have an affect on CRC Crystal Research’s business, operating results and financial condition.

Our management has conflicts of interest.

Our founder and majority stockholder, Dr. Pandelisev, is also the founder and majority stockholder of SCT, which has licensed CRC Crystal Research the technology which is the basis of our business plan.  The interests of Dr. Pandelisev and SCT may diverge from the interests of our stockholders in the future.  In addition, Dr. Pandelisev is engaged in other business activities outside of CRC Crystal Research.  There exist potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Our success is dependent on the continued services of Dr. Pandelisev.

Our success largely depends on the efforts and abilities of Dr. Pandelisev.  The loss of the services of Dr. Pandelisev could materially harm our business because of the cost and time necessary to replace and train a replacement and because he possesses unique knowledge of the underlying technology that is the core of our business.  We do not presently maintain key-man life insurance policies on Dr. Pandelisev.  In addition, we need to attract additional high quality sales, technical and consulting personnel.  To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract a sufficient number and quality of staff.

Our management has limited experience and may miss certain business opportunities.

Our success will be dependent on our management.  Our officers and directors have only limited experience in the business activities in which we intend to engage.  Management believes it has sufficient experience to implement our business plan, although there is no assurance that additional managerial assistance will not be required.

RISKS ASSOCIATED WITH OUR COMPANY - continued

Any failure to maintain adequate general liability, commercial, and product liability insurance could subject us to significant losses of income.

We do not currently carry general liability, product liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or product liability claims.  Any general, commercial and/or product liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business plan.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

Our top officers have no experience in public company reporting and limited experience in financial accounting, which could impair our ability to satisfy public company filing requirements and increase our securities compliance costs.

Our management team has limited experience in a publicly-traded company, or in complying with the regulatory requirements applicable to a public company.  As a result, we could have difficulty satisfying the regulatory requirements applicable to public companies, which could adversely affect the market for our common stock.

The Concentration of Control by our majority shareholder Dr. Pandelisev may impede future business development.

Dr. Pandelisev currently owns or controls over 61 percent of our issued and outstanding common stock.  Consequently, Dr. Pandelisev has the ability to influence control of our operations and will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the board of directors;

•	Removal of any directors;

•	Amendment of our articles of incorporation or bylaws; and

•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Dr. Pandelisev will thus have substantial influence over our management and affairs, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

Our future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

We have a very limited operating history, and have no revenue to date.  We cannot forecast with any degree of certainty whether any of our products or services will ever generate revenue or the amount of revenue to be generated by any of our products or services.  In addition, we cannot predict the consistency of our quarterly operating results.  Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

RISKS ASSOCIATED WITH OUR COMPANY - continued

•	Our ability to attract new and repeat customers;

•	Our ability to keep current with the evolving requirements of our target market;

•	Our ability to protect our proprietary technology;

•	The ability of our competitors to offer new or enhanced products or services; and

•	Unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance.  If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

Acts of terrorism, responses to acts of terrorism and acts of war may impact our business and our ability to raise capital.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate.  In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict.  We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.  Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

We may not be able to develop a market for our crystal products, which will most likely cause our stock price to decline.

The demand and price for our crystal products will be based upon the existence of markets for them.  The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our crystal products when compared to alternative crystal products, which may be conventional or heretofore unknown.  If the crystal products of other companies provide more cost-effective alternatives or otherwise outperform our crystal products, the demand for our crystal products may be adversely affected.  Our success will be dependent upon market acceptance of our crystal products.  Failure of our crystal products to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations and market penetration.  This would likely cause our stock price to decline.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly-held company.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors’ and officers’ liability insurance.   Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

RISKS ASSOCIATED WITH OUR COMPANY - continued

We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

Legislative actions and potential new accounting pronouncements are likely to impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings, which will have an impact on our future financial position and results of operations.  The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes.  Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense.  These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United States of America, and adversely affect our operating results.

RISKS ASSOCIATED WITH THIS OFFERING

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject CRC Crystal Research to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may not achieve results similar to the financial projections in this Registration.

Any projections and related assumptions discussed in this registration were based on information about circumstances and conditions existing as of the date of this placement memorandum.  The projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control.  Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected.  We do not intend to update the projections.  The inherent uncertainties in results increase materially for years closer to the end of the projected period.  Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

RISKS ASSOCIATED WITH THIS OFFERING - continued

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we need to secure adequate funding.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our crystal products and our business will most likely fail.  We do not have commitments for additional financing.  To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time.  For the past three years and for the year ended December 31, 2008, we issued a total of 9,062,844 shares in payment for debt and services.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

Existing shareholders may experience significant dilution from our sale of shares under the equity distribution agreement.

There will be a dilutive effect on other shareholders due to draw-downs at 93% of the market price by Auctus under the equity line.   As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price is lower, then our existing shareholders would experience greater dilution.

We may not be able to access the full amount of funds available under the equity line.

The likelihood that the company will have access to the full amount available to it under the equity line is uncertain.  Our financing needs are expected to be substantially provided from the Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of the larger of $150,000 or 200% of the average daily volume based on the trailing ten days preceding the drawdown notice date during any five day trading period. Based on an assumed offering price of $.035 per share, we will only be able to draw a total amount of $70,000 in gross proceeds under the Equity Distribution Agreement based on the current registration of 2,000,000 shares on behalf of Auctus . This amount will utilize all of the 2,000,000 shares of our common stock registered for the Equity Distribution Agreement under this registration statement. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is at this current market price, we would need to register additional shares to fully utilize the funds available under the Equity Distribution Agreement.

The sale of our stock under our equity distribution agreement could encourage short sales by Auctus, which could contribute to the future decline of our stock price.

In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if CRC Crystal Research Corporation has not performed in such a manner to show that the equity funds raised will be used to grow CRC Crystal Research Corporation. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for Auctus to short sell and contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will likely decline.

RISKS ASSOCIATED WITH THIS OFFERING- continued

The elimination of monetary liability against our directors, officers and employees under our articles of incorporation and the existence of indemnification rights for our directors, officers and employees may result in substantial expenditures by CRC Crystal Research and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions which eliminate the liability of our directors for monetary damages to CRC Crystal Research and our stockholders.  Our bylaws also require CRC Crystal Research to indemnify our officers and directors.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in CRC Crystal Research incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage CRC Crystal Research from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit CRC Crystal Research and our stockholders.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Dividend risk.

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time , the return on our common stock is restricted to an appreciation in the share price.

Anti-takeover provisions may impede the acquisition of CRC Crystal Research.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.  These provisions are intended to encourage any person interested in acquiring CRC Crystal Research to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction.  As a result, certain of these provisions may discourage a future acquisition of CRC Crystal Research, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

RISKS ASSOCIATED WITH THIS OFFERING - continued

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and

•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and

•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

RISKS ASSOCIATED WITH THIS OFFERING - continued

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a very limited trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Crystal Research business, financial condition, and prospects that reflect Crystal Research management’s assumptions and beliefs based on information currently available. Crystal Research can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Crystal Research assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Crystal Research’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed advertising monitors that Crystal Research expects to market, Crystal Research’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Crystal Research functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Under the equity line of credit agreement, Auctus has agreed to provide up to  $10,000,000 gross proceeds to CRC Crystal Research Corporation.   The amount of gross proceeds obtainable under our equity line is contingent, in part, upon the number of securities that are covered by a current Securities Act registration statement. Based upon current market prices, we will only be able to draw a total of $70,000 from our equity line at this time based upon the 2,000,000 shares being registered here.   We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

CRC Crystal Research Corporation intends to use the proceeds from this offering as follows:

Maximum
Description	Capital

Offering Proceeds	$10,000,000

Use of Proceeds
Equipment Purchase	$2,000,000
Manufacturing Facility Bldg.	$5,000,000
Capitalized R&D / patents	$200,000
Total Asset Acquisitions	$7,200,000

Operating Expense
Wages	$796,500
Payroll Burden	$318,600
Rent	$120,000
Telephone	$12,000
FR Commission	$500,000
Investor Relations	$240,000
Acct & Legal	$55,000
Consumables	$144,000
Travel	$70,000
Insurance	$150,000
Testing	$50,000
Other	$50,000
Miscellaneous	$293,900
Total Operating Expenses	$2,800,000

Total Use of Proceeds	$10,000,000

 In order of priority, we expect to allocate the funds first to the operating expenses and then to the asset acquisitions in the event less than the maximum proceeds are obtained from our equity line arrangement.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of CRC Crystal Research Corporation’s issued and outstanding stock. This is due in part because of the common stock issued to the CRC Crystal Research Corporation’s current shareholders, officers, directors, and employees totaling 16,386,870 shares at an average price of $0.09 per share versus the current offering price of $.035 per share. Please refer to the following table presenting the number of shares issued and the corresponding price per share paid before this offering and the section titled “Certain Transactions”, herein, for more information.  CRC Crystal Research Corporation’s net book value on December 31, 2008 was $(394,484) or $(0.03) per share.  Assuming all 2,000,000 shares registered  are sold, and in effect CRC Crystal Research Corporation receives the maximum estimated proceeds of this offering from shareholders, CRC Crystal Research Corporation’s net book value will be approximately $(324,484) or $(0.02) per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.06 per share, while the CRC Crystal Research Corporation’s present stockholders will receive an increase of $0.01 per share in the net tangible book value of their shares held . This will result in a 157% dilution for purchasers of stock in this offering.

This table presents the dilution of the net book value of common stock registered in this offering of 2,000,000 shares compared with the individual who purchased shares in CRC Crystal Research Corporation previously:

2,000,000
Share
Maximum
Dilution resulting from:	Offering

Book Value Per Share Before the Offering	$(0.03)

Book Value Per Share After the Offering	$(0.02)

Net Increase to Original Shareholders	$0.01

Decrease in Investment to New Shareholders	$0.05

Dilution to New Shareholders (%)	157%

This table presents the number of shares issued before this offering and the price per share paid by previous investors:

Purchased
Price	Number
Per	of Shares
Share	Purchased

$0.01	3,260,000
$0.04	6,154,000
$0.05	1,033,000
$0.12	869,844
$0.22	112,333
$0.25	774,800
$0.50	538,472
$1.00	627,821

SELLING SHAREHOLDERS

We are registering  971,844 shares that were previously issued in stock issuances not involving any public offering.

The following table lists all selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of December 21, 2009 . The third column lists the shares of common stock being offered pursuant to this prospectus by each of the selling shareholders. The fourth column lists the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of  December 21, 2009 , but not offered hereby are not sold. All shareholders listed below are eligible to sell their shares.

Except as indicated in the footnotes to the table, no selling shareholder is an affiliate of us, the company.

Name	Shares Owned	Shares Offered	Shares Owned After Offering

Joseph L. Pittera	50,000	50,000	0
Highland Business Services	12,000	12,000	0
Gregg Jaclin (1)	40,000	40,000	0
Eliabeta Stavreva	719,844	719,844	0

Evelyn Goeman	100,000	100,000	0
Randolph S. Goeman	50,000	50,000	0
TOTAL SHARES	971,844	971,844	0

(1)	Gregg Jaclin is a partner at Anslow & Jaclin, LLP who is the legal counsel for the Issuer.

THE EQUITY DRAWDOWN FACILITY

On April 8, 2009, we entered into an equity line of credit agreement with Auctus Private Equity Fund, LLC in order to establish a possible source of funding for us. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility.

Under the equity line of credit agreement, Auctus has agreed to provide us with up to $10,000,000 of funding. During this period, we may request a drawdown under the equity line of credit by selling shares of our common stock to Auctus and Auctus will be obligated to purchase the shares. We may request a drawdown once every five trading days, although we are under no obligation to request any drawdowns under the equity line of credit. There must be a minimum of five trading days between each drawdown request.  It is unlikely we will receive the full amount of the proceeds available to us under the equity line agreement.

During the five trading days following a drawdown request, we will calculate the amount of shares we will sell to Auctus and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of our common stock during each of the five trading days immediately following the drawdown date, less a discount of 7%.  Auctus’ obligations under the equity line agreement are not transferrable.

SELLING SHAREHOLDERS - continued

THE EQUITY DRAWDOWN FACILITY - continued

There is no minimum amount we can draw down at any one time. The maximum amount we can draw down at any one time is the larger of:

•	$150,000; or
•	200% of the average daily volume based on the trailing ten days preceding the drawdown notice date.

We  committed  $5,000 to Auctus Private Equity Management, Inc., for Auctus' legal expenses relating to the equity line of credit.  Al Sollami is the natural person and Principal of Auctus Private Equity Fund, LLC who exercises the sole voting and dispositive powers with respect to the shares to be offered by CRC Crystal Research Corporation.  Al Sollami has had no other material relationship with CRC Crystal Research Corporation and has owned no securities of CRC Crystal Research Corporation prior to the offering.

Pursuant to Section 10.2 of the Agreement, the Agreement shall terminate upon the following: (a) the obligations of the Investor to make Advances under Article II hereof shall terminate thirty-six (36) months after the Effective Date; or (b) the obligation of the Investor to make an Advance to us pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) we shall at any time fail materially to comply with the requirements of Article VI of the Agreement and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

Pursuant to Section 6.6 of the Agreement, we must notify Auctus and cannot deliver any drawdown notice in the event of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities: (i) we receive any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement; (ii) the issuance by the SEC or any other Federal or state governmental authority of  any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by us of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement in the Registration Statement or related prospectus untrue in any material respect or that requires changes in the Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) if in our reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and we will promptly make available to the Investor any such supplement or amendment to the related prospectus.

Please note that the parties have agreed to $10,000,000 as the amount of the equity line.  Although the parties believe it is unlikely that the full amount of the proceeds available under equity line will be used at the current stock price, the parties believe that with the proper use of the funds the price of the stock will increase and we will be able to use the whole equity line.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

-	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	Block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	An exchange distribution in accordance with the rules of the applicable exchange;

-	Privately negotiated transactions;

-	Short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

-	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and

-	A combination of any such methods of sale.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

PLAN OF DISTRIBUTION - continued

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.   In general, under Rule 144 as currently in effect a person who has beneficially owned shares of our common stock for at least six months, including the holding period of certain prior owners other than our affiliates, is entitled to sell their shares. Sales under Rule 144, however, are subject to certain manner of sale provisions, notice requirements and the availability of current public information about our company.

Any underwriters, agents, or broker-dealers, and any selling security holders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling security holders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Security Holders” for description of any material relationship that a stockholder has with us and the description of such relationship.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $15,500. We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(b) and (d) of the Securities Act.

PLAN OF DISTRIBUTION - continued

In addition to the foregoing, persons who purchase common stock from a selling stockholder pursuant to this prospectus may resell such shares of common stock without restriction by any method permitted by applicable law.

Auctus Private Equity Fund, LLC, the underwriter herein, may offer for sale up to an estimated 2,000,000 shares of our common stock which it will originally acquire pursuant to the terms of the equity line of credit agreement as more fully described under "Equity Drawdown Facility." Auctus will be offering such shares for their own account. We do not know for certain how or when Auctus will choose to sell their shares of common stock. However, it can sell such shares at any time or though any manner set forth in this plan of distribution at such time as we have “put” the shares to them. We may request the Investor to purchase shares by delivering a Drawdown Notice to Auctus.  We have acknowledged that Auctus may sell shares corresponding with a particular Drawdown Notice after the Drawdown Notice is received by Auctus which allows them to short sell the shares.  There shall be a minimum of five (5) Trading Days between each Drawdown Notice Date.

To permit Auctus to resell the shares of common stock issued to it, we agreed to file a registration statement and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. We will bear all costs relating to the registration of the common stock offered by the prospectus. We will keep the registration statement effective until the date after which all of the shares of common stock held by Auctus that are covered by the registration statement have been sold by Auctus pursuant to such registration statement.

DESCRIPTION OF SECURITIES

 COMMON STOCK  The Company is authorized to issue 450,000,000 shares of common stock with a par value of $0.001 per share, and 50,000,000 shares of preferred stock with a par value of $0.001 per share. As of December 15, 2009, there were 16,386,870 shares of common stock were issued and outstanding, and no shares of preferred stock.     Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.  Holders of our common stock

(i)	Have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii)	Are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	Do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

All of the Company's outstanding shares of common stock are validly issued, fully paid and non-assessable.   Pacific Stock Transfer Company serves as transfer agent for the common stock.

DESCRIPTION OF SECURITIES - continued

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own the same percentage of our outstanding common shares as the Company is not registering new shares but merely registering already issued and outstanding common shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to December 31, 2008, included in this prospectus has been audited by GBH CPAs, PC .  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Anslow & Jaclin LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey, 07726,  has prepared the S-1 Registration Statement and certain other legal matters, and the legal opinion concerning validity of the shares being offered  in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

CRC Crystal Research Corporation (the "Company" or the "Registrant") was incorporated in the State of Nevada on June 9, 2006. The Company is the successor in interest to CRC Crystal Research Corporation (“Arizona CRC”), which was incorporated in the State of Arizona on March 22, 1993.  On June 10, 2006, the board of directors of the Company and Arizona CRC approved their merger in order to reincorporate the Arizona CRC in the State of Nevada.  The reincorporation process was completed by the filing of Articles of Merger with the Secretary of State of Nevada on September 20, 2006 and with the Secretary of State of Arizona on September 21, 2006.  The Company was formed by Dr. Kiril Pandelisev to commercialize patents for new technology and new crystal growing processes in the manufacture Crystals and new methods and technology for various crystals and Crystal Products. The technology encompasses a new crystal grower design, new crystal growing processes, and new technology for fabrication of various crystals and more sensitive Crystal and other Products. Management believes that the new technology will allow the Company to manufacture Crystal Products faster, less expensively, and at a higher quality level than that which current industry methods provide.  The Company has as of yet not developed a prototype for any of its potential products.

The Company has a non-exclusive license to all technology owned by Single Crystal Technologies, Inc. (“SCT”), which is owned by Dr. Kiril A. Pandelisev.  The licensed technology includes patents, whether approved, pending or in process of filing, other contractual agreements, and technical measures relating to the manufacture of Crystals, Crystal Products and ultra pure materials and products made from them.  The Company plans to raise capital to fund the development of initial manufacturing capabilities to manufacture Crystals, Crystal Products, ultra pure materials and products made from ultra pure materials and alloys for sale in various industrial markets. The Company has never produced any Crystal Products or other products for commercial sale.  The Company estimates that it will need approximately $500,000 to begin the manufacturing process.  This funding will allow the Company to prepare for initial production, and produce several types of fully tested prototypes aimed at different segments of the market.  The amount needed for expansion will vary depending on the growth curve of the Company at the time of funding.  Management has had discussions with at least two investment banks as well as a number of investors but has not received any commitments as of yet for the necessary funding.

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CRC’s continuous plate method of growing flat plates of scintillation material crystal, based on CRC’s patented technology, applies a new solution to an old problem. Crystals can have any desired width, length and thickness equivalent to the needed detector dimensions. The improved melt-solid interface makes heat dissipation and thermal stress non-issues. The control of the purity of the molten material results in predetermined crystal purity and uniform dopant distribution that will result in better scintillation detectors.  The single crystallinity yield of the process is drastically increased and production costs are reduced proportionately. Furthermore, in a paper by Antonio C. Pastor, "METHOD OF GROWING METAL HALIDE AND CHALCOGENIDE CRYSTALS FOR USE IN INFRARED WINDOWS", Patent No.: 4,251,315, February 17, 1981. Assigned to Hughes Aircraft Company, Pastor indicates the space requirement for plate growth is at least 36 times less than that for the standard Bridgman-Stockbarger method.  The Company did not cause the paper written by Antonio C. Pastor to be written for the Company’s benefit, nor did the Company sponsor or pay for the paper.

Initially the company intends to address the scintillation material and scintillation detector products using our patents that preclude others from duplicating our work. Alkali halide, rare earth and semiconductor scintillators will be addressed. CRC’s patented process provides for low cost higher quality crystals and crystal products and detectors. The initial space of 3000-5000 sq.ft based on Pastor’s analysis is equivalent to at least 108,000-180,000 sq. ft and the total capital need associated with the space, equipment and personnel is close to 200 times less than what would be need by the conventional Bridgman method.

Our patents for advanced scintillator devices gives another advantage that will be beneficial to the growing Homeland Security applications, energy applications, medical imaging and many other applications that include but are not limited to beer and beverage industry, automotive industry, and other.

CRC's continuous plate method solution goes way beyond that offered by any other method and provides real hope of the production and deployment of inexpensive and yet higher quality  scintillation crystals.

The benefits from the patented technologies are many and most are as disclosed in the patents themselves. Lower production costs, unlimited applicable crystal product size, low to no built in stress, longer life time, optical and other optimization for better signal to noise ratio.  A list of the benefits follows:

Advanced crystal grower design

 Enhanced and optimized crystal growth rates ; introduction of  new purification methods; direct production of crystal plates of any applicable size; over 90% yield regardless of size or shape;  almost indefinite lifetime of crystal products.

Long  life oil well logging assemblies:

Lower production cost; enhanced energy detection; enhanced energy resolution; enhanced signal-to-noise ratio; possibility of life time warranty.

CRC Oil Well Logging/MWD Assembly Advantages:

Long life -- minimum 5 years expected; lower cost; better shock resistance through stronger crystal and multiple shock isolation; higher light output; improved energy resolution; improved temperature and magnetic shielding.

Enhancement of the Current Energy Exploration Tools:

Smaller CRC Crystal for same signal; enhanced depth penetration; enhanced depth resolution; multi million dollar savings per well through small diameter drill hole.

Long Life Gamma Camera Plate Assemblies With Improved Reflector System:

Enhanced energy detection; Lower production cost; enhanced energy resolution; enhanced spatial resolution; life time warranty.

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Modular Gamma Camera Plate Assemblies:

Modular; Multi-Crystal or Individual Crystal; Enhanced Energy Resolution; Enhanced Energy Detection; Enhanced Spatial Resolution.

CRC Gamma Camera Plate Assembly  Advantages:

Simple Fabrication Procedure; Long Life; Improved  Spatial Resolution; Improved Energy Resolution; Lower Cost; Plate Size not Limited by Crystal Growth Process Limitations; Light Weight Gamma Camera Plate Assembly.

Superior Performance Subassembly for Scintillation Detection and Detectors Employing the Same:

Modular; Enhanced Energy Resolution; Enhanced Energy Detection; Light Output Self-Focusing Capabilities; Enhanced Signal-to-Noise Ratio.

Continuous Crystal Growth Process and Apparatus:

Improvement of the Current Crystal Growth Process; Opening of New Frontiers; Higher Crystal Quality; Lower Production Cost; No Size Limitations; In-House Constructed Crystal Growth Hardware.

CRC Approach to Product Improvement:

Optimize Light Output by:

Minimize light absorption by using low absorption crystals and minimize optical path of photons.  Maximize light reflection. Minimize reflection loss. Light guide principle application. Apply Better Seal: Glass-to-metal seal and moisture traps.  Use Superior Crystalline Material.  Direct and Focus Output Light.  Minimize Housing Absorption.

Scintillation (to produce a flash of light in a phosphor by striking it) crystals transform the invisible gamma rays into visible flashes of light that can be converted into digital signals for processing.

The applications of the scintillation crystals (often called phosphors) are many and several examples are as given below.

(1)
Homeland security uses scintillation detectors and scintillation detector based systems for scanning personnel, vehicles and cargo vessels, ships, for radioactive exposure and radioactive material contents. Border crossings, airports, seaports, and many other points where passengers and cargo are passing through use these systems.

(2)
Medical imaging uses scintillation crystals to analyze the radiation emitted from the patients in order to make health related diagnosis. Gamma scanners employ from one to three crystal plates positioned around the patient in order to obtain two dimensional (using one plate) or three dimensional image (using 2 0r 3 plates) of the patients organs examined.

(3)	Energy explorations use scintillation crystals to do a real-time analysis of the soil the drill is in and to provide estimates of the oil contents of certain oil rich deposits (when found).

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(4)	Engine fabricators use scintillation detectors for integrity and the consistency of the engine wall.

(5)	Construction industry uses scintillation detectors for real time weld inspections.

(6)	CRC’s patented technology provides multiple independent benefits that result in more affordable and better gamma ray detectors and systems can be summarized as follows:

The crystal growth method provides for lower production cost realized through low capital cost requirements, faster crystal production and lower inventory requirements. The crystal growth method also provides for technology for crystal plate sizes beyond what other methods can sustain.

The material purification methods and the crystal growth method provide for higher quality crystal used in fabrication of various scintillation detectors.

The physics of scintillation detector designs as described in our patents provide for higher quality more sensitive detectors having long life time.

The initial equipment design and prototype building for the CRC’s crystal growth technology was done by SCT, LLC in collaboration with Sematech International (Austin, Texas) and the thermal modeling group from Sandia National Laboratories.

The thermal modeling of the CRC’s crystal growth process was done by Prof Motakef from MIT, now President of CAPE Simulations. The initial findings for growth of very low heat conductive crystals such as doped and undoped calcium fluoride (CaF2), sodium iodide (NaI) cesium iodide [CsI (Tl, Na)] or any other crystal are very favorable. The crystal growth process is very suitable for making rare earth (europium in particular) doped CaF2(Eu) scintillation plates (of any size) to be used for monitoring enemy laser targeting beams in the battle field or any other observational posts, or one can make low cost scintillation detectors to be used for various monitoring and warning systems. For instance, our modeling indicates production of 2 inch thick crystal plate material can be made 64 times faster. Considering the estimates by Pastor for 36 times less space requirements, and adding the labor, chemicals and power savings, the cost of the produced scintillation detector is only a small fraction of what would have been if the detector was made from a Bridgman-Stockbarger method made crystal.

Since inception the company remained as a development stage company until the third quarter of 2009 . The initial offering provided for the initial prototype crystal growth, modest modeling efforts and initial products tested by third party. Our initial work within our Microscint™ project was focused on pressing and sintering thallium doped sodium iodide powders which resulted in rather mechanically strong scintillators. The initial scintillation properties were measured at Ludlum Instruments in Texas. Scintillation detectors made using this technique are expected to be mechanically strong and many scintillation materials can be fabricated using this method. Some may include scintillator alloys – multiple scintillator materials that emit different wavelengths combined into one detector.  Inexpensive, mechanically very strong and disposable scintillation detectors can be the result from this approach as well. The energy resolution of the crystal pilot line and the Microscint™ material show excellent energy resolution. The declining modest markets for scintillation products in the nineteen nineties and the “.com” era did not help with our fund raising efforts for expansion. The industrial size equipment development was initiated in January of 2000 in collaboration with SCT, LLC, Sematech International and Sandia National Laboratories. Growth of large crystal plates suitable for fabrication of various products for the Homeland Security, energy and semiconductor applications is now possible. The company plans to use this technology for its initial product lines. Our past discussions with Allied Signal (now part of Honeywell), Halliburton, GE Medical, Schlumberger, Lockheed Martin, Canon, Nikon, Intel, Zeiss, Shott Lithotech, Corning, and others indicate that we have very interesting technology that can make products for many industries. Public funding will be needed to provide for the growth of pure products in a planned manner.

INDUSTRY BACKGROUND

Crystals are very pure concentrations of elements or compounds that have been melted and then allowed to solidify in such a fashion that their atomic or molecular structure forms a crystal lattice.  A distinguishing characteristic of crystals is that they have a uniform, low energy state as compared to non-crystal concentrations of the same elements or compounds.  When certain impurities (or dopants) are intentionally added to a crystal, the properties of the crystal are altered.  Dopants can be added while the crystal is grown and/or during the processing of the crystal into a finished product.  One significant alteration is that, with certain impurities, the crystal can be made to react to electromagnetic waves, and the reaction can be detected with detection devices.  In addition, impurities at certain concentrations can alter the temperature at which the crystal will react to electromagnetic wages.  By measuring the strength of the reaction to electromagnetic waves, it is possible to measure features of an item or process that is emitting the electromagnetic waves.

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The effectiveness and quality of a crystal is dependent on the purity of the element or compound used for the crystal, and the number of flaws in the crystal lattice structure, which is determined by the crystal growth process. Optical transmission, scintillation properties and heat tolerance also depend on the uniformity of a crystal, as well as the amount and uniformity of distributions of dopants within the crystal.  For instance, sodium iodide (NaI) in its pure state can detect gamma rays only at very low temperatures. By adding a small amount of Thallium metal to the crystal (about 0.01%), the crystal can detect gamma rays or nuclear particles at much higher temperatures. Sodium iodide detectors used in the medical imaging need only work at room temperature, while sodium iodide detectors used in energy exploration operate can be made to work in temperatures as high as 200oC by altering the concentrations of Thallium metal added as a dopant.

A wide variety of commercial and industrial applications have been developed to take advantage of the properties of crystals.  For example:

Medical Imaging:  In medical imaging applications (i.e., a CAT scan), sodium iodide crystals are shaped into plates and placed around a patient that has been injected with radioactive tracer material. The gamma rays emitted from the patient enter the crystal plates and cause a scintillation event, or flash of light, when they strike a Thallium atom which is used as the dopant.  A light sensor, such as photo multiplier tube (PMT), detects the scintillation events, converts each scintillation event into an electrical pulse and assigns coordinates to the scintillation event. Special electronics amplify these signals and analyze billions of events per second. The result of the analysis is the image of the organ that is scanned. Since healthy tissue absorbs the injected radioactive material differently than cancerous tissue, a radiologist can detect the cancerous material as darker or brighter material (depending on the radioactive material injected). SCT has developed technology that it believes can make the crystals at lower cost and more sensitive, which will enable more accurate diagnosis of the patient.

Petroleum Exploration:  When drilling for oil or gas, it is important to know the geological formations which are being penetrated. By adding a scintillation crystal to the drilling assembly, a geologist on the surface can be provided with that information. Oil well surveys are conducted by injecting small traces of radioactive materials into wells under high steam pressure. Gamma rays emitted from the walls of the well and detected by the crystal can be analyzed and interpreted to show the composition of the geological formation in which the crystal is located and whether it contains hydrocarbons. This measurement is called oil well logging and is often referred to as "measured while drilling." When the driller encounters a potential producing zone, a geologist can use the crystal measurements to assess how much oil is present in the zone and determine whether to stop drilling or continue drilling in search for a more productive zone.  SCT’s patents provide technology for more sensitive soil and hydrocarbon detection and can sustain rougher, hotter environments without being damaged.

Homeland Security:  In homeland security applications, crystal detection devices are commonly used in airports, courthouses, government buildings, nuclear plants and other sensitive areas to for scanning people, luggage and shipping containers for weapons and “dirty bomb” materials.

Bridgman-Stockbarger Method of Crystal Production

The predominant method of crystal production for industrial uses is the Bridgman-Stockbarger Method, which was perfected in the 1930’s.  Under the Bridgman Stockbarger Method, a crucible is filled with particulate raw materials and melted at a high temperature.  The melted material is then allowed to solidify by slowly lowering it into a cooling section, which cools the bottom of the crucible.  The entire crystal is formed by slowly cooling the entire crucible from the bottom to the top.  Particularly with respect to non-metallic crystals, which are characterized by poor heat conductivity, the Bridgman-Stockbarger Method suffers from the following manufacturing problems:

•	The yield for marketable crystals is low, and for large crystals can be as low as 1-3%;

•	There are limitations on the maximum possible size of the crystals;

•	The growth rate of the crystals is low, thus inhibiting volume production and increasing crystal production time;

•	There is significant impurity variation within crystals. Often, less than 10% of the crystal produced is within the desired range;

•	The capital investment for mass production is large.

The Bridgeman-Stockbarger Method is inefficient and costly, particularly for non-metallic crystals that are based upon elements or compounds with low heat conductivity.  The Bridgman-Stockbarger Method requires special melting and annealing stations, expensive platinum crucibles, heavy material handling equipment and considerable personnel. Conventional Bridgman-Stockbarger furnaces can cost over one million dollars to build. Presently, crystals are taken out of furnaces when they are over 900°F, exposing personnel to unhealthy concentrations of iodine and thallium iodide vapors. The crystals produced are subject to thermal induced stress damage, production yields of 70% or less, and size limited to a maximum of 30 inches in diagonal dimension.

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The source raw material for CRC’s products may or may not be the same for different products. For instance, Mallinckrodt Chemical manufactures a variety of specialty chemicals for sales to clients in various industry segments. The production of sodium iodide based scintillator consists of melting pure grade sodium iodide powder made by Mallinckrodt Chemical and growing crystal out of it. To our knowledge there is no shortage of sodium iodide and the raw material can be purchased from many sources around the globe. The gas atmosphere in the crystal grower is either Nitrogen or Argon. Many gas companies such as Air Products, Air Liquide and other gas companies offer an abundant choice of gasses, including Nitrogen and Argon.

MEMC, Sumitomo Metal, and other offer high purity silicon feed material for our silicon/silicon alloy product lines, Chemetall produces high quality Cesium Iodide powder, Tanumal Chemical from Oklahoma, Stella from Japan, Sйrigraphie Richford Inc. from Canada, and others offer calcium Fluoride powder. CRC has over 500 lb of Calcium fluoride powder and.  There is no shortage of calcium fluoride powder used to make calcium fluoride crystals. Furthermore, CRC intends to produce high purity starting materials or further purify materials offered by others for its production

To our knowledge there is no shortage of materials that would impede our initial and/or continued production.

PRINCIPAL PRODUCTS AND THEIR MARKETS

The uses for CRC’s Crystal Products are numerous. For example:

•	the medical imaging industry uses NaI crystal plates to transform invisible gamma rays into visible light, which can be converted into an image of the object examined;

•	bottlers use NaI crystal detectors to prevent overfilling of aluminum cans;

•	automobile manufacturers use crystal detectors to control the paint spraying process to guarantee proper color mixing;

•	steel manufacturers use NaI crystal detectors to adjust gigantic rollers to insure uniform thickness of rolled steel;

•
nuclear power plants use thousands of small NaI crystal detectors to measure radiation levels throughout the plant and control any possible leakage of radioactive material that might threaten the general population;

•	Engine manufacturers use scintillation technology to ensure proper engine wall thickness, alloy uniformity and crack free parts;

•	Airports use crystals in personal and baggage scanners for detection of controlled substances, explosives and radioactive material;

•	Borders and ports use scintillation based detectors for detection of controlled substances, explosives and radioactive material.

Various federal agencies, including the Homeland Security Agency, the Environmental Protection Agency and the Nuclear Regulatory Commission, use crystal detectors for qualitative and quantitative composition assessment of nuclear waste. They are effective in providing for the safety of the nuclear waste depositories by detecting possible leaks from the containers caused by chemical reactions and the effects of nuclear particles bombardment. Crystal detectors are also used to maintain inventory records of nuclear stockpiles and to impose sophisticated security protection measures for these materials, especially those materials used for military applications.

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The following table sets forth certain crystal types, their applications, and market information:

Crystal Type/High Tech Product	Application	Market Information
Sodium Iodide (NaI)	Homeland Security; Borders, Ports, and inland applications.	Major Customers: US Government, Lockheed Martin, General Electric, Others. Current Market Size: Approximately $362 Billion Current Producer: Saint Gobain, Foreign Corporation.

Sodium Iodide (NaI)	Oil Well Logging Detectors	Major Customers: Schlumberger, Halliburton, Baker Hughes Current Market Size: Approximately $100 Million Current Producer: Saint Gobain, Foreign Corporation.

Sodium Iodide (NaI)	Medical Imaging	Major Customers: GE, ADAC, Siemens, Toshiba Current Market Size: Over $400 Million Current Producer: Saint Gobain, Foreign Corporation.

Cesium Iodide	High Energy Physics
Major Customers: U.S. Nat'l Research Facilities
Current Market Size: Approximately Over >$100 Million
Current Producer:  Saint Gobain, Foreign Corporation, and several Chinese Government owned entities.

Calcium Fluoride (CaF2)	Semiconductor Equipment manufacturing, Space Applications, Consumer optical products	Major Customers: Nikon, Canon, ASML, Zeiss, US Government. Current Market Size: Over $1 Billion(per Deutche Bank report) Current Producers: Canon, Nikon, Corning, Shott Lithotech

Barium Fluoride (BaF2); Strontium Fluoride (SrF2)	Airborne Laser Defense Systems; Medical Imaging; Semiconductor Equipment Manufacturing	Major Customers: Lockheed Martin, Northrop Grumman, Boeing, GE, Phillips. Current Market Size: Over $1 Billion Current Producers: Korth Kristale (Germany), Russian and Chinese Government Companies.

Metal and Metal Alloys	Jet Engine Turbine Blades, Space applications	Major customers: Honeywell International, GE, Rolls Royce Current Market Size: Over $1 Billion Major producers: No major producers,

Silicon/Silicon Alloy products	Semiconductor Manufacturing, Chemical Industry, Space Applications	Major customers: Intel, Freescale, TI, Sony, AMD, Others. Current Market Size: Over $5 Billion Major producers: Toshiba, Norton, Kyocera,

High Purity Quartz & Quartz products	Semiconductor manufacturing, Fiber Optic Industry; Food industry	Major customers: Intel, Freescale, Sony, AMD, Others Current Market Size: Over $1 Billion Major producers Corning, Asahi, Shott Glass

Except for the Deutche Bank report and US Government reports, the market size estimates are based on published data that management could find or management estimates, but is not based on a formal CRC commissioned market study.

STRATEGY

Management believes its innovative, manufacturing process will significantly reduce production costs of certain non-metallic crystals; reduce the capital expenditures needed to finance a manufacturing facility; more than triple the rate of crystal production; provide a product yield ranging from approximately 80 to 90% and produce higher quality crystals and crystal products.

Initially, the Company will focus on production of NaI and other scintillation Crystals and Crystal Products for Homeland Security applications and for Energy Exploration applications. Currently, the market for NaI Crystal Products for oil well drilling and nuclear detection applications is serviced solely by Saint Gobain and its subsidiary, Harshaw-Bicron Corporation. Management believes that many NaI and other scintillation Crystals and Crystal Products customers will welcome a new supplier that can supply higher quality products, without long and uncertain delivery times and constant price increases.

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With respect to the Homeland Security market, the Company is in negotiations to be the sodium iodide crystal supplier for scintillation crystals and nuclear detection devices incorporating the crystal detectors that would be purchased directly or indirectly by entities that need such devices, such as cities, states, ports, mass transit authorities, and military installations.  With the government contracts, the Company plans to develop a Nuclear/Radioactive Isotope Detection System that is based on radiation detected by sodium iodide and other scintillation crystals and detectors . Available software algorithms allow the system to distinguish threat isotopes (e.g., cobalt-60, cesium-137, iridium-192, and strontium-90) from isotopes naturally occurring in household items, such as fish, bananas, and ceramic tile, or those used for medical purposes (e.g., potassium-40, thorium-232, and technetium-99m).

The system also measures background radiation at predetermined intervals against a standard low-level radiation source within the detector unit to constantly benchmark naturally occurring radiation levels. This will eliminate the possibility of false positive alarms. The sensor system has centralized detection and monitoring capabilities for identifying both the type and amount of radioactive isotopes.

Indirect deployment - Sales of system components to system integrators that sell the system or products made within a joint venture with the end user is referred as indirect deployment. Direct deployment - Sale of company made systems or products to the end user is referred to as direct deployment.

The Company plans to deploy its products either indirectly, where it will sell system components to system integrators that then sell the system or products made within a joint venture to the end user or directly where the Company will sell its products directly to the end user. Alarms occur only when a valid threat is detected through the presence of a threat isotope or an unusually large presence of a non-threat isotope.  For example, the system could be mounted under the spreader bars of the cranes that unload cargo containers, so that the system will be able to silently monitor each container as it is unloaded without any additional steps by port workers.  The system would also be mounted in U-Frames, which could be placed at entrances to ports, government and business complexes, airports, train platforms, schools, toll booths, and special public events to silently monitor vehicles and pedestrian traffic as the pass through the U-Frame.  Finally, the Company plans for portable model to use to verify positive readings generated by the stationary models.

With respect to the Energy Exploration market, the Company intends to become a supplier to a major oilfield service companies by providing superior product at a reasonable price. Our patented technology provides for basis for low cost superior products for energy exploration and other applications.

After the Company has entered the homeland security and energy exploration markets, the Company intends to enter into the gamma camera market, the optical industry for semiconductor process applications and air-borne laser defense applications, the development of high purity materials for support of the crystal growth process and for the fabrication of chip processing chambers.

DISTRIBUTION METHODS

We plan to offer our products to major customers having a need for products with our technology incorporated therein and to serve as sub-contractor to many US Government contractors that sell various security and other systems to the US Government and Military but have no in-house manufacturing of crystals and crystal detectors.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

CRC is basing its technology on substantial number of patents and related intellectual property that present a significant opportunity for future sales growth and profitability.

The patents in USA and elsewhere could lead to products for the following markets (to name few, and not in any specific order):

1.	Ultra pure materials – high purity metals and alloys for direct or indirect use in the semiconductor, medical, energy exploration, military, space, and other leading edge industries.

2.
Crystals and crystal products for the semiconductor industry, optics industry, medical applications, military and defense applications, homeland security, aerospace industry, deep space applications, and other industries.

3.	Semiconductor manufacturing system components – high purity, high temperature silicon based wafer processing chamber components.

4.	Equipment and Process for production of ultra-pure materials for semiconductor, space and military applications.

5.	All silicon CVD equipment and processes.

6.	Equipment and process for crystal growth for the semiconductor industry, space applications and many defense industry products.

7.	Equipment and single crystals for Medical Imaging System Assemblies.

8.	Energy Exploration drilling sensor assemblies and drilling tools employing them.

9.	Airport security screening systems

10.	Nuclear material radiation sensing and inspecting systems.

11.	Fiber optic products – fused silica grain with desired size and purity, preforms, and near-net-shape fused silica products.

12.	Equipment and Process for fiber optic preforms.

13.	Fused silica processes

14.	Sensors and systems for industrial safety and control.

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In particular, the Pandelisev patents cover:

•	Various products for the energy exploration and homeland security applications, all based on detection of gamma rays and particle rays.

•	A novel approach for full body scanning technology.

•
The growth of large, high purity crystals of several important compounds such as sodium iodide, cesium iodide, calcium fluoride, barium fluoride – all doped and un-doped materials (by adding or subtracting specific impurities).

•	The process and technology for purification of materials and materials mixtures.

•	The process and technology to manufacture components for the semiconductor industry.

•
The process and technology to manufacture fiber optic enhanced sensor technology for energy applications (MWD and LWD included), homeland security, nuclear stockpile storage, airport security and other applications.

The potential customers for many of our technology made products are many large corporations such as  Siemens, GE, Lockheed Martin, Honeywell, Boeing, Northrop Grumman, Intel, IBM, Hitachi, Toshiba, Schlumberger,  to name a few. Our discussions with various companies are bound by terms of non-disclosure agreements which limit our ability to conduct a detailed explanation of the specifics of the discussions.  The Company has had contact with companies such as Zeiss, Shott Lithotech, Canon, Nikon, Toyo Tanso, Intel, Applied Materials, Corning, GE Medical, Picker, Halliburton, Schlumberger, and Allied Signal.  Meetings with executives from some of the companies listed above occurred in the United States, Japan, and Germany.  Some of the other companies with which CRC has had discussions were held by telephone and through e-mail exchanges,  The common theme in the discussions to date has been the need for CRC to develop its manufacturing capability in order to demonstrate to potential clients the working and beneficial aspects of CRC’s technology.  Once the prototypes are completed we will revisit our discussions with the interested parties regarding the sale of our products and services, as well as many joint venture programs.  We are in discussions regarding various needs of our products in the Homeland security, defense and many military applications in general. Having working prototypes will reactivate many of these discussions and initiate our entry into these multi billion dollar markets.

At this date, laboratory verification of several crystal products has been made, and process modeling that applies to the production of many of these products has also been completed. Laboratory verification verifies the viability of equipment, technique or process. Process modeling is computer analysis of the process. It is commonly used to understand any process, including crystal growth equipment design and crystal growth process. Hardware development needed for many of these applications has been developed, however the development process is an ongoing activity and this is reflected through the various granted and ongoing patent applications listed herein.

COMPETITION

The competitive environment in the sodium iodide scintillation crystal detector market is quite unique in today’s global economy, in that a single supplier dominates the world market.  This supplier, St. Gobain of France ($15+ Billion Company), has over 90% share of the market. The two largest other suppliers, Russian Imports and Horiba Instruments, are very small, with a very limited product offering. It is our understanding that all known competitors utilize the outdated Bridgeman-Stockbarger (developed in the 1930's) crystal growth technology.

It appears that all current suppliers have failed to keep pace with their customers’ needs in the areas of product performance, delivery, reliability and customer service.  Their detector products are often described as being of inconsistent quality, with long and erratic delivery times. These characteristics coupled with an aging technology that cannot provide cost effective, high performance scintillation crystal detectors lead to a significant opportunity for CRC.

In addition to the competition described above, there are competing technologies that present a choice for the user of gamma radiation detectors. Some of these technologies include rare earth scintillators, plastic scintillators and ionization tubes.  Detectors based on these technologies have a relatively narrow, limited use in specialized applications.  They do not currently pose a threat to erode or replace the alkali halide detector market due to many performance price and/or performance limitations.

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SOURCES AND AVAILABILITY OF PRODUCTS

There are numerous applications for the technology of the Registrant.  As discussed in the Description of Business section of this prospectus we anticipate offering many different products based on our technology to a number of major customers involved in various segments of the industrial, and national security sectors of the economy.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

The energy exploration is dominated by very large original equipment manufacturers.  The nuclear research customers consist of the national and international Laboratories, while the homeland security detector segment is made up of the US Government, several large corporations such as Boeing, Northrop Grumman, Lockheed Martin and GE, and numerous relatively small specialty equipment manufacturers.

The petroleum exploration segment led by Halliburton (with Dresser Industries), and followed by Schlumberger, and Baker Hughes Inteq (including the acquisition of Western Atlas) represents over half of the market. Medium size companies (Tensor, now part of Honeywell, Computalog, etc.) and numerous small companies that provide drilling and logging services to the exploration community represent the remaining half.

CRC will initially develop several technologies and products for the Homeland Security and Energy Exploration applications. According to the Homeland Security Research’s Homeland Security and Homeland Defense 2006-2015 Global Market Outlook, the Worldwide Homeland Security outlay will continue to grow over the next 10 years should no major terror event occur. It is forecasted that, absent a major terror event in the 2006-2015 periods, overall annual global security and defense outlays will grow from $362.3 billion in 2006 to approximately $518 billion by 2015. In the aggregate, from 2006 to 2015, $1.5 trillion dollars will be spent on homeland security worldwide and $2.1 trillion dollars spent on homeland defense. The dollars break out to be: $656.1 billion on Borders and Transportation, $193.2 billion on Catastrophic Threats, $415.5 billion on Critical Infrastructure, $394.9 billion on Domestic Terrorism, $709.0 billion on Emergency Preparedness and Response, and $182.6 billion on Intelligence and Warning.

The nuclear research and homeland security segment is comprised of the national and international Laboratories, while the homeland security detector segment is made up of the US Government and numerous relatively small specialty equipment manufacturers. These potential customers use standard general-purpose detectors as well as one-of-a-kind custom designed, complex detector configurations.  Portions of these customers are resellers of crystal detectors.  CRC continues its efforts to establish proper dialogue with these customers regarding designing CRC’s detectors into their instruments.

CRC will “target” major customers within each industry and work with these customers to create value for them through the improved performance and reliability of our crystal detectors. Our focus will be on solving customers’ problems and creating value by providing detectors that offer improved performance and reliability, and creating new products for their new and more demanding applications.  We will also be able to be more responsive to customers’ needs due to our shorter manufacturing time and customer-focused management.

Low capital requirements and large size of the markets were used as a guide for our initial product decision.

PATENTS AND TRADEMARKS

The Company has entered into a non-exclusive license of technology from Single Crystal Technologies, Inc. (“SCT”), which is owned by Dr. Pandelisev.  SCT holds patents obtained by Dr. Pandelisev pertaining to a new method of growing crystals, purifying base compounds, introducing dopants and incorporating finished crystals into industrial applications.  Among the patents issued to Dr. Pandelisev and licensed to the Company by SCT are:

Patents Issued

❖	6,402,840 Crystal growth employing embedded purification chamber

❖	6,352,588 Material Purification

❖	6,334,899 Continuous crystal plate growth apparatus

❖	6,153,011 Continuous crystal plate growth process and apparatus

❖	6,071,339 Continuous crystal plate growth process and apparatus

❖	5,993,540 Continuous crystal plate growth process and apparatus

❖	5,753,918 Superior performance subassembly for scintillation detection and detectors employing the subassembly

DESCRIPTION OF OUR BUSINESS - continued

PATENTS AND TRADEMARKS - continued

❖	5,614,721 Modular gamma camera plate assembly with enhanced energy detection and resolution

❖	5,548,116 Long life oil well logging assembly

❖	5,521,385 Long life gamma camera plate assembly with improved reflector system

❖	5,229,613 Extended lifetime scintillation camera plate assembly

❖	5,178,719 Continuous refill crystal growth method

❖	6,743,294 Continuous crystal plate growth process and apparatus

❖	6,800,137 Binary and ternary crystal purification and growth method and apparatus

The licensing agreement with SCT was entered into on September 25, 2006, and is a non-exclusive license.  The following are the basic terms of the licensing agreement with SCT:

(1) Sign up fee: Upon execution of the licensing agreement CRC was to pay to SCT a sign up fee of $50,000 but not before CRC raised a minimum of  $500,000 as its licensee capitalization,
(2) Terms: CRC is to pay SCT a licensing fee on the following terms
-1.5% of the sales if the Licensee’s end product uses only one Licensor’s patents;
-3% of the sales if the Licensee’s end product uses two Licensor’s patents;
-4.5% of the sales if the Licensee’s end product uses three Licensor’s patents; and
-6% of the sales if the Licensees’ end product uses four or more of Licensor’s patents.

(3) Duration and Termination: The Agreement is to remain in force until the expiration of the last patent licensed by SCT to CRC.  Other events such as failure to cure a breach within 60 days, bankruptcy/insolvency, appointment of a trustee/receiver, or failure to commercialize the patents within two years from the signing of the Agreement constitute further grounds for termination of the Agreement.

When $500,000 is raised $50,000 is paid to SCT, Inc. The funds will be used for research and development of new technologies, and/or refinement of the already patented technologies now part of CRC.

All licensing fees are shown as part of the production cost of the products based on those patents.

In addition, the SCT and Dr. Pandelisev have the following pending patents that relating the manufacture of Crystals and the development of Crystal Products:

Publication (Pending Application)

❖	20020117625 Fiber optic enhanced scintillation detector

❖	20020092465 Binary and ternary crystal purification and growth method and apparatus

❖	20020083741 Hot substrate deposition of fused silica

❖	20020083740 Process and apparatus for production of silica grain having desired properties and their fiber optic and semiconductor application

❖	20020083739 Hot substrate deposition fiber optic performs and perform components process and apparatus

❖	20020062784 Material purification

❖	20020053317 Material purification

❖	20020040675 Continuous crystal plate growth process and apparatus

DESCRIPTION OF OUR BUSINESS - continued

PATENTS AND TRADEMARKS - continued

Global Filings

Patents in U.S., Europe and Asia with an impressive 100 supporting claims.

Duration of Licensed Patents

The life time of the patents is 20 years from filing, unless extended by the patent office. The licensing of the know-how has no time limit. No negative impact  is currently expected to occur to the Company upon expiration of any of the patents.  The Company will apply to the patent office to renew any patents that may be expiring.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

We do not require any government approval for our services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business

RESEARCH AND DEVELOPMENT ACTIVITIES

Directly or indirectly through SCT the Company continues to keep abreast of the technology developments through new patent filings, in house technology development, applications for various research grants, etc.

ENVIRONMENTAL LAWS

The materials supplied to manufacture the Crystal Products, the crystal manufacturing process, or refuse produced by the crystal manufacturing process are subject to any federal or state environmental regulations. The refuse discarded after the planned production of Crystals and Crystal Products is not classified as a "hazardous substance" under either federal or state law, and the airborne chemicals emitted from the production process do not exceed federal or state ambient air quality standards.  The Company therefore will not face compliance issues of a material nature with federal or state environmental laws and standards.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

On order to achieve our planned growth as set in our business plan the company has executed three employment agreements as described in the 8-K being concurrently filed. Dr. Kiril A. Pandelisev, serves as Chief Executive Officer and Director, His contract is effective as of May 1, 2008.   Within the acquisitions the company hired 4 more people. Currently the Company employs  5 people and is in contractual negotiations with 5 other individuals that will constitute the initial management and technical team for CRC.   Therefore the Company currently has only five  employees three of whom one is under contract and the contracts with the other four are being finalized .

On June 21, 2007 the following individuals were elected to the Board of Directors of the Company as Directors: Charlie Searock, Don Jackson, and Shariar Motakef.  On January 31, 2008 the company added Professor Alexandar Ostrogorsky from Renselaer Polytechnic Institute in New York   and on May 15, 2009  Michael Goffinet, Vice President of Finance from United healthcare to the Board of Directors. The Directors have also agreed to allocate a portion of their time to the Company’s activities. As reported all directors are compensated by common stock for their services.

DESCRIPTION OF PROPERTY

CRC Crystal Research Corporation has administrative offices located at 4952 East Encanto Street, Mesa, Arizona 85205.  Kiril A. Pandelisev currently contributes to payment of the rental obligation at the 4952 East Encanto Street, Mesa, Arizona 85205 property which consists of 500 square feet of space.  The equipment of the Company is located in a storage facility whose monthly rental consists of $400 per month for 400 square feet.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of December 4, 2009 the Company had a total of 74 shareholders.  CRC Crystal Research Corporation is currently listed on the Over the Counter Bulletin Board of NASDAQ under the symbol CYSA.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock inboth Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rightsand remedies available to the customer with respect to a violation of such duties or otherrequirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - continued

PENNY STOCK RULES - continued

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

Our stock transfer agent is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, Telephone (702) 361-3033 Extension 106, Facsimile (702) 433-1979, and website www.pacificstocktransfer.com.

FINANCIAL STATEMENTS

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, June 9, 2006, to December 31, 2008 and the reviewed financials as of and for the three and nine months ended September 30, 2009 beginning at page F-1 .

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We have generated limited revenue since inception and have incurred total losses of $3,753,398 through September 30, 2009 .  Of those losses $331,459 are for Research and Development costs and $826,752 are for impairment of manufacturing equipment.  The Company expected to install and put these purchased assets into production by December 31, 2008.  However, because of the unexpected delays (about six months) in the compliance process allowing the beginning of the funding process, the Company was unable to put these assets into production by year end resulting in the requirement to consider impairment.  This equipment is in controlled storage and will be placed into production when funding levels permit.

Prior to purchase by us, these assets were developed and held by SCT for several years without being put into production. Because the timing of the installation and operation of the equipment, and therefore the receipt by us of any related cash flows, is dependent on our ability to raise the necessary funds, given this uncertainty, we have fully impaired these assets .

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2008 and interim financial data for the third quarter of 2009.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	9/30/2009

Cash	$9,317
Total assets	$178,630
Total liabilities	$267,960
Shareholders’ equity	$(89,330)

Balance Sheet Data:	12/31/2008

Cash	$2,730
Total assets	$2,730
Total liabilities	$397,214
Shareholders’ equity	$(394,484)

The Company is registering the shares listed herein in a resale transaction and no other source of capital has been identified or sought.

PLAN OF OPERATION

We recently exited the development stage and have limited operations and revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We do not anticipate that we will generate significant revenues until we have completed the prototype of some of our technologies. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company.

CRC Crystal Research Corporation (the "Company" or the "Registrant") was incorporated in the State of Nevada on June 9, 2006. The Company is the successor in interest to CRC Crystal Research Corporation (“Arizona CRC”), which was incorporated in the State of Arizona on March 22, 1993.  On June 10, 2006, the board of directors of the Company and Arizona CRC approved their merger in order to reincorporate the Arizona CRC in the State of Nevada.  The reincorporation process was completed by the filing of Articles of Merger with the Secretary of State of Nevada on September 20, 2006 and with the Secretary of State of Arizona on September 21, 2006.  The Company was formed by Dr. Kiril Pandelisev to commercialize patents for new technology and new crystal growing processes in the manufacture Crystals and new methods and technology for various crystals and Crystal Products. The technology encompasses a new crystal grower design, new crystal growing processes, and new technology for fabrication of various crystals and more sensitive Crystal and other Products. As of December 31 2008, we had not yet earned any revenues, had operational losses to date and had an accumulated deficit since inception in the amount of $2,605,102.

On August 7, 2009, we entered into a merger agreement (the “Merger”) with Arizona Quartz Tech, Inc., an Arizona corporation (“AQT”).  The terms of the Merger consist of the principals and shareholders of AQT exchanging the total amount of 100,000 common shares issued and outstanding to CRC Crystal Research Corporation in exchange for CRC Crystal Research Corporation issuing 1,000,000 common shares of restricted stock valued at $35,000 based upon the price of our common stock on the date of the agreement.  None of the principals of AQT are affiliates of any of the principals of CRC Crystal Research Corporation.  As a result AQT became our wholly-owned subsidiary.

AQT is a provider of quartz products services to the semiconductor manufacturing industry. Its fused quartz products and services are used in a wide range of high-temperature, chemical-resistant and wear-resistant applications.

The acquisition has been accounted for in accordance with the provisions of Statement of Financials Standards No. 141R (ASC 805) “Business Combinations”. The total purchase price was allocated to the net tangible assets based on the estimated fair values.  The preliminary allocation of the purchase price was based upon valuation data as of August 7, 2009 and the estimates and assumptions are subject to change.  The initial purchase price allocation may be adjusted within one year of the effective date of the acquisition for changes in estimates of the fair value of assets acquired and liabilities assumed based on the results of the purchase price allocation process. The preliminary allocation of the purchase price is as follows:

Assets:
Cash and cash equivalents	$2,154
Accounts receivable	50,155
Prepaid and other current assets	2,245
Property and equipment, net	15,965
Other long term assets	484
71,003

Liabilities:
Accounts payable	(27,660)
Short-term debt	(8,343)
(36,003)

Total net assets acquired	$35,000

Our continuation as a going concern is dependent upon our ability to attain profitable operations and generate revenues or raise equity capital or borrowings sufficient to meet current and future obligations. Our management plans to raise equity financings of approximately $5,000,000 over the next twelve months to finance operations, but there is no guarantee that we will be able to raise this money to fund our business plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

PLAN OF OPERATION - continued

Results of Operations for the year Ended December 31, 2008 and for the Period from March 22, 1993 (Date of Inception) to December 31, 2008

We incurred a net loss of $2,605,102 since March 22, 1993 (date of inception) to December 31, 2008. As of December 31, 2008 we had a working capital deficiency of $(394,484).

Lack of Revenues

Since March 22, 1993 (date of inception) to December 31, 2008, we did not generate any revenues. At this time, our ability to generate any significant revenues continues to be uncertain. The auditor's report on our December 31, 2008 financial statements contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

Our total expenses from March 22, 1993 (date of inception) to December 31, 2008 were $2,605,102 and consisted of $826,752 impairment in manufacturing equipment, $1,379,632 in general and administrative fees, $331,459 in Research and Development, $7,070 in patent maintenance fees, $7,491 loss on sale of asset, $140,683 interest expense, $148,669 in professional fees and a $236,654 gain on write-off of debt.

Results of Operations for the Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

For the year ended December 31, 2008, the Company reported a net loss of $1,021,249, or $0.08 per share , compared with a net loss of $63,206, or $0.01 per share , for the year ended December 31, 2007.  Of the $1,021,249 net loss experienced by the Company $627,821, or $0.05 per share was due to the impairment of its manufacturing equipment purchased from SCT.

General and Administrative:  General and administrative expenses increased to $326,444 for the year ended December 31, 2008 compared to $29,443 for the same period in 2007.  This increase was primarily related to executive compensation paid for through the issuance of stock and the accrual of compensation due pursuant to employment contracts for certain of our officers.

Equipment Impairment:  Impairment Expenses increased to $627,821 for the year ended December 31, 2008 compared to $0.00 for the year ended December 31, 2007.   During 2008, the Company purchased crystal growth and materials purification equipment from SCT, LLC, a company owned and controlled by our chief executive officer, for 627,821 shares of our common stock.  Because the timing of the installation and operation of the equipment, and therefore, the receipt by the Company of any related cash flows, is depended upon the Company’s ability to raise the necessary funds, given this uncertainty, we have fully impaired these assets.

Patent Maintenance:  Patent Maintenance expense increased to $7,070 for the year ended December 31, 2008 compared to $0.00 for the same period in 2007. This increase was primarily related to legal fees related the patent maintenance and filing as required by licensing agreement.

Professional Fees:  Professional Fees expenses increased to $59,914 for the year ended December 31, 2008 compared to $33,763 for the same period in 2007.  The increase was primarily related to an increase in legal, audit and accounting fees related to public filings.

Results of Operations for the Three Months ended September 30, 2009 and 2008

The Company exited the development stage during the third quarter of 2009 with the acquisition of AQT.

Revenues.  Revenue increased $79,719 from 2008.  The entire increase was due to revenue from AQT, which was purchased during the period. There was no revenue generated from the manufacturing of crystals.

Cost of Goods Sold.  Costs of goods sold increased $48,578 from 2008.  The entire increase was due to cost of goods sold from AQT, which was purchased during the period.

General and administrative and depreciation expenses.  We incurred general and administrative and depreciation expenses of $94,963 in 2009 compared to $126,560 in 2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

Results of Operations for the Nine Months ended September 30, 2009 and 2008

Revenues.  Revenue increased $79,719 from 2008.  The entire increase was due to revenue from AQT, which was purchased during the period. There was no revenue generated from the manufacturing of crystals.

Cost of Goods Sold.  Costs of goods sold increased $48,578 from 2008.  The entire increase was due to cost of goods sold from AQT, which was purchased during the period.

General and administrative and depreciation expenses.  We incurred general and administrative and depreciation expenses of $256,166 in 2008 compared to $1,179,235 in 2009. This increase was mainly due to expenses from AQT, which was purchased during the period, and compensation to the board of directors in the form of share grants.

 Liquidity and Capital Resources

As of September 30, 2009, the Company had negative net working capital of $(215,518) compared to a negative net working capital of $(394,484) at December 31, 2008.    On July 28, 2009, we reached an agreement with the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer to settle $420,000 in accrued payroll, of which $280,000 was accrued at December 31, 2008, for 840,000 shares of common stock.

As a result of the AQT acquisition, we assumed $8,343 in debt and accounts payable of $27,660.  At September 30, 2009 we had $7,884 recorded in short-term debt. The borrowing rate of the debt is 9% per year and is due by February 10, 2012.  The loan agreement requires AQT to obtain a written consent from the lender before organizing, merging into, or consolidating with an entity; acquiring all or substantially all of another entity; materially changing its legal structure, management, ownership or financial condition; or effecting or entering into a domestication, conversion or interest exchange.  Since we did not receive a waiver from the lender for the merger, we have classified the debt as short-term.  We will continue to work with the lender to get a waiver.  The acquisition of AQT is not expected to positively or negatively impact our short-term liquidity.

Through September 30, 2009, we have funded our working capital needs primarily through the issuance of common stock and loans from Dr. Pandelisev.  As a part of its growth strategy, however, we require greater working capital to fund the costs of developing the capability to manufacture its products.  We are currently exploring other avenues for additional financing in order to enable us to expedite the implementation of its business plan and achieve profitability.

Plan of Operation

Funding Requirements

We believe that a maximum capital of $2,000,000 will be needed to meet our capital requirements over the next 36 months (beginning April 2009) for the following estimated expenses and use of proceeds:

Maximum
Description	Capital

Offering Proceeds	$2,000,000

Use of Proceeds
Equipment Purchase	$2,000,000
Manufacturing Facility Bldg.	$5,000,000
Capitalized R&D / patents	$200,000
Total Asset Acquisitions	$7,200,000

Operating Expense
Wages	$796,500
Payroll Burden	$318,600
Rent	$120,000
Telephone	$12,000
FR Commission	$500,000
Investor Relations	$240,000
Accounting & Legal	$55,000
Consumables	$144,000
Travel	$70,000
Insurance	$150,000
Testing	$50,000
Other	$50,000
Miscellaneous	$293,900
Total Operating Expenses	$2,800,000

Total Use of Proceeds	$10,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

Plan of Operation - continued

Production Readiness

a. Technology for production of low cost high quality scintillation crystals

CRC’s continuous plate method as described in CRC’s many patents for growing flat plates of scintillation material crystal, applies a new solution to an old problem. Crystals can have any desired width, length and thickness equivalent to the needed detector dimensions. The improved melt-solid interface makes heat dissipation and thermal stress non-issues. The control of the purity of the molten material results in predetermined crystal purity and uniform dopant distribution that will result in better scintillation detectors.  The single crystallinity yield of the process is drastically increased and production costs are reduced proportionately.

The initial equipment design and prototype building was done by SCT, LLC in collaboration with Sematech International (Austin, Texas) and the thermal modeling group from Sandia National Laboratories.

The thermal modeling of the CRC’s crystal growth process was done by Prof Motakef from MIT, now President of CAPE Simulations. The initial findings for growth of very low heat conductive crystals such as doped and undoped calcium fluoride (CaF2), sodium iodide (NaI) cesium iodide [CsI (Tl, Na)] or any other crystal are very favorable. The crystal growth process is very suitable for making rare earth (europium in particular) doped CaF2(Eu) scintillation plates (of any size) to be used for monitoring enemy laser targeting beams in the battle field or any other observational posts, or one can make low cost scintillation detectors to be used for various monitoring and warning systems. Our modeling indicates production of 2 inch thick crystal plate material can be made 64 times faster. Considering the estimates by Pastor  for 36 times less space requirements, and adding the labor, chemicals and power savings, the cost of the produced scintillation detector is only a small fraction of what would have been if the detector was made from a Bridgman-Stockbarger method made crystal.

b.  Technology for production of robust scintillation detectors from crystal powders

Another approach for fabrication of low cost robust scintillation detectors is as described in CRC’s patents on high pressure material processing1. Pressing chosen phosphor material at substantially high pressure and at an elevated temperature below the melting point of any of the substances consisting the phosphor mix for chosen period of time results in a transparent scintillation material. The pressure and the sintering process need to be sufficient for activation of the dopant in the powder and for minimization of the grain boundary effects. Grain boundary segregation and porosity need to be minimized in order to increase the transparency of the material for the wavelength of the light generated during the scintillation process. Also one needs to control the grain size of the material. Optical scattering is strongly dependent on the size of the scattering sites with maximum scattering when the scattering site is equal in size to the wavelength of the light generated by the scintillator. Certain additives to control the grain growth without affecting the scintillation properties of the material are needed. Grain size control is also important in tailoring the material mechanical strength which is inversely proportional to the grain size.

Our initial work within our Microscint™ project was focused on pressing and sintering thallium doped sodium iodide powders resulted in rather mechanically strong scintillators. The initial scintillation properties were measured at Ludlum Instruments in Texas and are as shown below. Scintillation detectors made using this technique are expected to be mechanically strong and  many scintillation materials can be fabricated using this method. Some may include scintillator alloys – multiple scintillator materials that emit different wavelengths combined into one detector. Inexpensive, mechanically very strong and disposable scintillation detectors can be the result from this approach as well.

c. New Direction in the Scintillation Detector Assembly Technology

Elimination or at least lowering of the light loss mechanisms have been pursued. Minimizing the thickness of the glass plate to eliminate the above mentioned parasitic effects, creation of materials that will lead to better reflectors and sealing the crystal plate from exposure to moisture might be considered as trend in the fabrication technology. The patents of Pandelisev are addressing most of these issues.

d. Scintillation detector Assembly with Improved Reflector System, Improved Energy Resolution and Long Lifetime

Detector assembly employing glass to metal seals, moisture barriers, thin glass plate and mirror system (metal and/or dielectric) to eliminate light loss are outlined with this research proposal (see  Figure 5 and Figure 6). Figure 5 shows an optimized scintillation detector for collection of very weak gamma ray signals while Figure 6 shows an optimized scintillation detector for collection of very weak gamma ray signals connected by fiber optic cable. The optimum choice of materials and processes is expected to resolve most of the current technological problems. The designs also allow this approach to be used with multi-crystal array detector systems.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

Plan of Operation - continued

Expansion

While the company plans to use the funds raised for production readiness, the rest of the funds are planned for expansion into manufacturing scintillation crystals and crystal products. The modest initial operation solely based on scintillation crystals and crystal products is expected to produce growth as shown in the following table.

	Year 1	Year 2	Year 3	Year 4	Year 5
Revenue	$789,750	$8,960,110	$40,090,000	$49,500,000	$72,560,000
Gross Margin	$9,070	$2,550,097	$13,543,950	$15,297,200	$23,331,300
Net Income	$(1,174,038)	$444,122	$8,734,350	$9,360,300	$15,409,700
Equity	$825,963	$1,270,085	$30,770,483	$31,643,367	$38,039,350

The growth curve is very dependent on the funds availability that will facilitate the expansion. A CIVITAS report entitled “Nuclear and Radiation Detection Market Assessment” from August 9, 2006 estimates the overall size of the nuclear and radiation detection market to be roughly $500 million annually and $5.8 billion over the next five years. We believe that our detectors and our compact units can be deployed as part of many portable and stationary applications within Homeland Security installations and stronger growth curve can be achieved.

We have minimal debt and no long-term commitments and believe we can maintain our current level of operations through shareholder loans for the next couple of years; however, this level of financing is insufficient to produce revenue generating products.  We need to raise a maximum of $2,000,000 to have the ability to produce and expand revenue generating product lines.  The initial funds will be used to deploy the equipment for materials purification and synthesis the company already has and to develop several prototype scintillation detector products.  The $2,000,000 will provide a basis to add equipment and resources that will meet the company’s business plan and offer several product lines.  We continue to seek financing, but there are no guarantees that we will successful.

On December 19, 2008, we entered into a stock purchase agreement with Connor & Kirk Capital, LLC, for a minimum of $3,025,000 to be paid over six months.  The minimum stock price pursuant to the agreement was $0.55 per share.  The total amount of common shares allocated for this transaction was 5,500,000 common shares.  On February 24, 2009 we cancelled our agreement with Connor & Kirk Capital, LLC.

We received an approval for trading from FINRA on January 23, 2009 and is currently trading on the Over-the-Counter Bulletin Board (OTCBB) under the symbol CYSA.

OFF-BALANCE SHEET ARRANGEMENTS

We maintain no off-balance sheet arrangements with any entities directly or indirectly related to us.

GOING CONCERN

The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  We  have generated limited revenues, have accumulated a loss of $3,753,398 through September 30, 2009 , and currently lack the capital to pursue our business plan.  This raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

We do not have any significant debt or long-term commitments and believe we can maintain our current level of operations through shareholder loans for the next couple of years, however, this level of financing is insufficient to produce revenue generating products.  We need to raise a maximum of $2,000,000 to have the ability to produce revenue generating products.  We continue to seek financing, but there are no guarantees that we will be able to do so.

CRITICAL ACCOUNTING POLICIES

A.           BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

B.          BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

CRITICAL ACCOUNTING POLICIES - continued

C.           CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.           USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

E.           INCOME TAXES

The Company accounts for income taxes using the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155-157 and their effect on the Company.

In September 2006, the FASB issued SFAS No. 157 (ASC 820) , Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements.  The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value.  SFAS 157 (ASC 820) is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

The adoption of this new Statement has not had a material effect on the Company’s current financial position, results or operations, or cash flows.

Statement No. 141 (revised 2007) (ASC 805)  – Business Combinations

In December 2007, the FASB revised SFAS No. 141 (revised 2007) (ASC 805) , Business Combinations.  This revision changes the way the minority interest in a company is measured, recorded and reported in the parent companies financial statements to the end that a statement user can better evaluate the nature and financial effects of the business combination.  The Company adopted this statement beginning March 1, 2009 and the adoption did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Statement No. 160 (ASC 810)  – Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 (ASC 810) , Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  A non-controlling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements related to the non-controlling or minority interest.

The Company adopted this statement beginning March 1, 2009 and the adoption did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Statement No. 162 (ASC 100)  – The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162 (ASC 100) , The Hierarchy of Generally Accepted Accounting Principles.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards.

SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Listed below are the directors and executive officers of the Company.

Name	Age	First Year as Director	Position

Dr. Kiril A. Pandelisev	58	1993	CEO/Director

Charles J. Searock	72	2007	Director

Dr. Don Jackson	74	2007	Director

Alexander Ostrogorsky	51	2007	Director

Dr. Shariar Motakef	51	2007	Director

Michael Goffinet	47	2009	Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company is as described in the employment agreements effective May 1, 2008.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation was paid during the fiscal years ended December 31, 2005 and 2006 to directors for services in their capacity as director.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the directors and executive officers with or without contract with the company.

Dr. Kiril A. Pandelisev, Chief Executive Officer and Chairman of the Board

Dr. Kiril A. Pandelisev joined the Company at its inception in 1993.  From 1975 to 1984, Dr. Pandelisev was a member of the faculty of St. Cyril and Methodius University, Skopje, Macedonia.  From 1979 to 1982, Dr. Pandelisev was an Exchange Scientist at Arizona State University.  From 1985 to 1988, Dr. Pandelisev was a Research Analyst at Arizona State University.  From 1988 to 1990, Dr. Pandelisev was a Research Physicist at Johnson Matthey Electronics.  In 1991, Dr. Pandelisev was a Senior Scientist at Horiba Instruments, Inc.,  Since 1991, Dr. Pandelisev has been employed by various private entities which he owns and controls, including the Crystal Research Corporation .  Dr. Pandelisev received a B.Sc. degree in Applied Physics from St. Cyril and Methodius University, Skopje, Macedonia, in 1973.  Dr. Pandelisev received an M.Sc. degree in Physics from St. Cyril and Methodius University in 1976.  Dr. Pandelisev received a Sc.D degree in Physics from St. Cyril and Methodius University in 1984.  Dr. Pandelisev is an authority on crystal growth, and is the author or contributing author of 17 papers on the subject published in various scientific journals.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS - continued

Lt. Gen. Charles J. Searock Jr., USAF Retired, Director

Lt. Gen. Charles J. Searock Jr. retired from active duty military service in 1993 after almost 37 years in the Air Force and two years in the Army National Guard. He served most recently as the President of the International Tactical Training Center in Denison, Texas and left that position on 31 Dec 06.  He was recently reappointed by the Secretary of the Air Force to the Civil Air Patrol Board of Governors.

For the past six years, the general has consulted in aviation and high technology matters. His background also includes service on the board of directors and as a volunteer president of the Air Victory Museum. From 1996 to 2001, he was CEO/president and a member of the board of directors of Dynasil Corp., a publicly traded high-tech glass manufacturing company. He also spent four years in the general aviation industry as the Air Victory Museum’s original director, as executive vice president of Aero Development Corp., the owner/operator of the South Jersey Regional Airport and as president of Royal Air Inc., a charter air service company he co-founded.

Searock is a 1976 Army War College graduate who commanded at the squadron, wing, center and major command levels. He served as a KC-97 pilot, B-52 pilot/instructor pilot/flight examiner and FB-111 pilot/instructor pilot. He flew 152 B-52 combat missions during the Vietnam War and has accumulated over 7,000 hours of flying time. He was assigned to the Pentagon as a member of the air staff, and he served as Assistant for Plans to the Military Assistant to the President at the White House. He maintains his currency as a commercial multi-engine instrument-rated pilot and is a Civil Air Patrol pilot.

A former member of the National Aviation Hall of Fame Board of Directors, he continues to serve as a member of its Nominating Committee.  He currently serves on the Crystal Research Corporation Board of Directors and is a former member of the New Jersey Governor’s Air and Space Medal Nominating Committee. He is also a member of the Wings Club in New York City, the Air Force Association, the Aircraft Owners and Pilots Association, the Experimental Aircraft Association, the Veterans of Foreign Wars and Military Officers Association.

General Searock graduated from the University of Nebraska, Omaha in 1962 with a BS in Education and from Central Michigan University with a MBA in 1975.  He is married for the past 49+ years to Ann Brackeen Searock and they have four sons and five grandchildren.

Dr. Don Jackson, Director

From 2002 to the present, Dr. Jackson has been the chairman and chief executive officer of Findem, Inc.  Prior to joining Findem, Inc., Dr. Jackson held a variety of officer and managerial positions in technology and engineering-related companies, including Prodeo Technologies, Inc., Westech Systems, Inc./IPEC, The Arena Group, Superwave Technologies, Inc., and Microelectronic Packaging, Inc.  Dr. Jackson is on the Dean’s Advisory Board of Fulton School of Engineering at Arizona State University and serves as an adjunct physics professor at Embry Riddle Aeronautical University in Prescott, Arizona.  Dr. Jackson has an AB degree in Physics from William Jewell College, an M.S. degree in Physics from Iowa State University, and a Ph.D. in Electrical Engineering from Arizona State University.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS - continued

Professor. Alexander Ostrogorsky, Director

Prof. Ostrogorsky is with the Mechanical, Materials, and  Aerospace Eng. Dept., Illinois Institute of Technology (IIT). Previously he was with the Mechanical, Aerospace and Nuclear Engineering Department, Materials Science and Engineering Department, Rensselaer Polytechnic Institute, in Troy, New York.  Prof. Ostrogorsky received his B.S. in Mechanical Engineering from University of Belgrade,  M.S. Nuclear Engineering, Rensselaer Polytechnic Institute and Sc.D. in Mechanical Engineering from  Massachusetts  Institute of Technology, with Minor in Nuclear Engineering.  Prior to joining Rensselaer Polytechnic Institute, he was a Director,  Center for Microgravity and Materials Research (CMMR) and Professor at the Univ. of Alabama in Huntsville, Associate Professor at the Mechanical, Aerospace and Mechanics, Rensselaer Polytechnic Institute and Assistant Professor at the Mechanical Engineering, Columbia University. Prof Ostrogorsky was a Fulbright Fellow at the Rensselaer Polytechnic Institute, Nuclear Engineering Dept in 1980-81, and an Alexander von Humboldt Fellow: Universitдt Erlangen-Nьrnberg , Electronic Materials Lab. In 1991.  Prof. Ostrogorsky is an Associate Editor for the Journal of Crystal Growth, Member of the Executive Committee at the American Association for Crystal Growth (AACG); Fellow of the American Society of Mechanical Engineers (ASME), Associate Fellow at the American Inst. of Aeronautics and Astronautics (AIAA), and member of many other professional organizations.  Prof. Ostrogorsky’s research encompasses heat and mass transfer phenomena occurring in solidification/crystal growth, crystals for gamma ray detectors (semiconductors and scintillators), ternary alloys, and the design of equipment for biomedical research.

 Dr  Shariar Motakef, Director

Prof. Motakef is the founder of CAPE Simulations, Inc., a company serving the thermal engineering, computational, and control needs of the materials processing industry.  Prof. Motakef was an Associate Professor of Mechanical Engineering at Massachusetts Institute of Technology for seven years.  At MIT he was a pioneer in developing high-fidelity large-scale numerical simulation packages and on-line model-based control algorithms for the semiconductor processing industry.  He also led an effort in the development of advanced sensors such as the Full-Field Holographic Temperature and Species (FHTS) sensor for chemical vapor deposition applications.  During his stay at MIT, Prof. Motakef taught graduate and under graduate level courses in thermo-fluids, championed the introduction of simulation-based projects into graduate level curriculum, and led or participated in academic research projects with the nearly 2-million dollars funding provided by DARPA, USAF, NASA, and NSF.  Prof. Motakef has over 40 publications in technical journals and proceedings and has delivered more than 30 lectures in the U.S., Europe, and Japan.  At MIT, he was a consultant to nearly a dozen corporations and a consultant for two Phase I and Phase II SBIR programs supported by NASA to develop CFD codes for materials processing applications.  Prof. Motakef is an editor of Journal of Materials Processing and Manufacturing Science, and a member of the American society of Mechanical Engineering, American Society of Metals, Materials Research Society, American Institute of Aeronautics and Astronautics, and the American Association for Crystal Growth.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Michael Goffinet, CPA/, Director

Mr. Goffinet is a Vice President of Operations at United Health Group. Mr. Goffinet received a BS in Business Administration (emphasis in accounting) from California State University in Fullerton and  Master in Health Administration from California State University Long Beach, California. Prior to Joining United Health Group he was Corporate Controller, Assistant Vice President for Internal Audit and Director of Finance for Sierra health Services, Inc. He also served as Manager for Healthcare Practice at PricewaterhouseCoopers and Director of finance for St. Jude Medical Center, Mr. Goffinet held position of Assistant Vice President, Finance and System Development for Community Psychiatric Centers (CPC), Internal Auditor at PacifiCare Health System and Senior Accountant at Ernst and Young.

The Company is actively searching for additional directors who have credentials, experience, and contacts, which will assist us in the fulfillment of our business plan.  The Company does not have any committees.  The Company does not have an audit committee financial expert on its board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

The compensations for the initial officers and directors is as shown below. The contracts with the other officer and key technical personal are being discussed and they have not been signed to date. We do not currently have any benefits, such as health or life insurance, available.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards		Non-equity Incentive plan Compensation	Change in pension value and nonqualified Deferred compensation earnings	All other compensation	Total
		$	$	$		$		$	$	$	$
Kiril A. (4)	2008	0	0	0		0		0	0	0	0
Pandelisev	2007	0	0	5,500	(1)	0		0	0	0	5,500
	2006	0	0	232,000	(2)	101,175	(3)	0	0	0	333,175
CEO

(1)	Dr. Kiril Pandelisev received 110,000 restricted shares for 2007 at the price of $0.05 per share.

(2)	On June 10, 2006 the Company issued 5,800,000 common shares at $0.04 per share to Dr. Kiril Pandelisev in satisfaction of an indebtedness of $232,000 from the Company to Dr. Pandelisev.

(3)
On June 10, 2006 the Company issued 400,000 shares of common stock to Dr. Pandelisev as a result of his exercise of an option to purchase the shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to Dr. Pandelisev in an equal amount.  Also on June 10, 2006, 469,844 shares of common stock to Dr. Pandelisev as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to Dr. Pandelisev in an equal amount.

(4)
On May 1, 2008 Kiril A. Pandelisev (CEO) entered into a three year employment agreement with CRC Crystal Research Corporation.  Don Meyers (CFO) and Charlie Searock (President) entered into one year employment agreements which expired on April 30, 2009.  Although we consider reinstatement for Mr. Searock to full time basis, no new employment agreement has been agreed to at this time.  We are contemplating a part time CFO position with Mr. Meyers.

STOCK AND OPTION AWARDS

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation

Kiril	2005	$0	$0	0		0		0
Pandelisev
CEO	2006	$0	$0	5,800,000	1	400,000	2	0
						469,8443	3

	2007	$0	$0	0		0		0

	2008	$0	$0	0		0		0

1.	On June 10, 2006 the Company issued 5,800,000 common shares at $0.04 per share to the Company’s CEO in satisfaction of an indebtedness of $232,000 from the Company to the CEO.

2.
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

3.
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

EXECUTIVE COMPENSATION - continued

DIRECTOR COMPENSATION

Name	Fees Earned	Stock	Option	Non-Equity	Change In	All	Total
and	Paid In Cash	Awards	Awards	Incentive	Pension Value	Other
Principal				Plan	And Nonqua-	Compensation
Position				Compensation	Lified Deferred
					Compensation
					Earnings
	$	$	$	$	$	$	$
Dr. Don	0	5,500	0	0	0	0	$5,500
Jackson
Director

Alexander	0	5,500	0	0	0	0	$5,500
Ostrogorsky
Director

Dr. Shariar	0	5,500	0	0	0	0	$5,500
Motakef
Director

Michael	0	5,500	0	0	0	0	$5,500
Goffinet
Director

DIRECTORS’ COMPENSATION

Directors are compensated for services rendered to CRC Crystal Research Corporation, with 110,000 shares of common stock currently valued at $0.05 per share or $5,500.00.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

The Company has entered into a number of employment agreements as of May 1, 2008.

On May 1, 2008 the Company entered into an employment agreement with Dr. Kiril A. Pandelisev.  Dr Pandelisev serves as Chief Executive Officer of the Company.  Dr Pandelisev’s base yearly salary payable twice every month is $170,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.  In the event of termination without cause, the employment agreement provides for the payment of 4 weeks of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation.

On May 1, 2008 the Company entered into an employment agreement with Lt. Gen. Charles J. Searock.  Mr. Searock serves as President of the Company.  Mr. Searock’s base yearly salary payable twice every month is $130,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.  In the event of termination without cause, the employment agreement provides for the payment of 4 weeks of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation.

On May 1, 2008 the Company entered into an employment agreement with Mr. Don Meyers.  Mr. Meyers serves as Chief Financial Officer of the Company.  Mr. Meyers’s base yearly salary payable twice every month is $120,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.  In the event of termination without cause, the employment agreement provides for the payment of 4 weeks of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation.  Mr. Meyers owns 278,000 common shares which were issued to him for payment of accounting services in the amount of $12,900 prior to his appointment as CFO and are not part of the officer compensation package.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 9,575,665 common shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

		Amount of	Percent of Class
Title of	Name, Title and Address of Beneficial	Beneficial	Before	After
Class	Owner of Shares	Ownership (2)	Offering(4)	Offering (5)

Common	Kiril A. Pandelisev, CEO, and Director	8,344,444	59.36%	34.68%

Common	Charles J. Searock, Director	220,000	1.57%	0.90%

Common	Dr. Don Jackson	220,000	1.57%	0.90%

Common	Dr. Shariar Motakef	220,000	1.57%	0.90%

Common	Alexander Ostrogorsky	220,000	1.57%	0.90%

Common	SCT, LLC3	667,821	4.75%	2.78%

Common	Auctus Private Equity Fund LLP (2)	2,000,000	7%	8%

1.	The address of each executive officer and director is c/o CRC Crystal Research Corporation, 4952 East Encanto Street, Mesa, Arizona 85205.

2.
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security) as of December 15, 2009 .  Shares beneficially owned include shares that a party may acquire within 60 days.

3.	Dr. Kiril Pandelisev maintains the controlling interest in SCT, LLC.

4.	Assuming there are 14,056,870 shares issued and outstanding before the offering.

5.	Assuming there are 16,056870 shares issued and outstanding after the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently has a conflict of interest with respect to its Chief Executive Officer, Dr. Kiril Pandelisev, who also serves on the board of directors of SCT, an entity controlled by Dr. Kiril Pandelisev.  SCT entered into a non-exclusive license with us on September 25, 2006.  As a result of Dr. Pandelisev controlling both SCT and us a conflict of interest may arise in the future that might adversely affect our shareholders, especially if we unable to successfully commercialize the licensed technology from SCT.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

We are authorized to issue 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of December 31, 2006, there were 10,659,449 shares of common stock outstanding, and no shares of preferred stock outstanding.   On June 10, 2006, we effected a four for one stock split.  All share amounts herein are adjusted to give effect to the stock split.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

The Company issued 6,979,844 shares of common stock in 2006 in the following transactions:

•
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•	On June 10, 2006, the Company issued 5,800,000 shares of common stock to the CEO in satisfaction of $232,000 of indebtedness from the Company to CEO, or $0.04 per share.

•	On June 10, 2006, the Company issued 300,000 shares of common stock to six unrelated parties for services rendered to the Company. The shares were valued at $0.04 per share.

•	On September 30, 2006, the Company issued 10,000 shares of common stock to an unrelated person for services rendered to the Company. The shares were valued at $0.04 per share.

On September 25, 2006, the Company entered into a license agreement with SCT, an entity controlled by Dr. Kiril Pandelisev.  The license is a non-exclusive license.  The following are the basic terms of the licensing agreement with SCT:

(1) Sign up fee: Upon execution of the licensing agreement CRC was to pay to SCT a sign up fee of
                                         $50,000 but not before CRC raised a minimum of  $500,000 as its licensee capitalization,
(2) Terms: CRC is to pay SCT a licensing fee on the following terms
-1.5% of the sales if the Licensee’s end product uses only one Licensor’s patents;
-3% of the sales if the Licensee’s end product uses two Licensor’s patents;
-4.5% of the sales if the Licensee’s end product uses three Licensor’s patents; and
-6% of the sales if the Licensees’ end product uses four or more of Licensor’s patents.

(3) Duration and Termination: The Agreement is to remain in force until the expiration of the last patent licensed by SCT to CRC.  Other events such as failure to cure a breach within 60 days, bankruptcy/insolvency, appointment of a trustee/receiver, or failure to commercialize the patents within two years from the signing of the Agreement constitute further grounds for termination of the Agreement.

The Company issued 1,668,000 shares of common stock during the period ended December 31, 2007 as follows:

•	On June 15, 2007 the Company issued 1,050,000 common shares at $0.01 for professional consulting services of $10,500.

•
On October 1, 2007 the Company issued 440,000 common shares to four board members for services in lieu of cash at $0.05 per share or $22,000 and 178,000 common shares at $0.05 per share to convert accounts payable of $8,900.

The Company issued 1,042,821 shares of common stock during the period ended December 31, 2008 as follows:

•
On March 31, 2008 the Company issued 627,821 common shares to acquire certain crystal growth and material purification assets valued at $627,821 from SCT, LLC.  The assets were valued at the actual cost to the predecessor related party and the number of shares issued are the number of shares negotiated.

•
On June 4, 2008 the company issued 300,000 common shares at $0.05 for consulting services of $15,000; 110,000 Common Shares at $0.05 for $5,500 executive compensation and 5,000 common shares at $0.05 for $250 bookkeeping services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

During 2009, the Company issued 4,366,600 shares of common stock through November 23, 2009 as follows:

•
On January 16, 2009, the Company issued 30,000 shares of common stock for accounting services.  The transaction was valued at $0.50 per share using the valuation of the company obtained in the prior period.

•
On February 14, 2009, the Company issued 44,600 shares of common stock to acquire certain assets from Company’s Chief Executive Officer.  The assets were determined to have a fair market value of $0 and the transaction was valued at par.

•
On March 1, 2009, the Company issued 550,000 shares of common stock to the Company’s Board of Directors and 62,000 shares of common stock for professional services. Both of these transactions were valued at the closing price of the shares on the date of issuance of $1.40 per share.

•
On July 28, 2009, the Company issued 240,000, 260,000, and 340,000 shares of common stock to the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officers, respectively.  The common stock was issued in lieu of compensation per each officer’s management agreement.  The shares were valued at $0.50 per share, which was determined based on the officer’s compensation in their respective management agreement.

•
On July 31, 2009, the Company issued 190,000 shares of common stock for professional services. These transactions were valued at the closing price of the shares on the date of issuance of $.035 per share.

•
On August 7, 2009, the Company issued 1,000,000 shares of common stock for the purchase of 100% of Arizona Quartz Tech, Inc.’s common stock. The transaction was valued at the closing price of the shares on the date of issuance of $0.035 per share.  This transaction resulted in a gain on acquisition of $5,227.

•
On September 30, 2009, the Company issued 800,000 shares of common stock for the purchase of assets. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.  This transaction resulted in the Company recording $110,159 in equipment and $9,841 in inventory.

•	In October 2009, the Company issued 350,000 shares of common stock for professional services. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.

•
On November 10, 2009 the Company issued 500,000 shares of common stock as collateral to For Your Information, Inc.  The collateral was used to borrow $35,500 for the purchase of equipment. The debt is due on demand with no other terms associated with the borrowing.

Warrants and Options

Information relating to warrant activity during 2009, 2008 and 2007 follows:

Warrants Outstanding at December 31, 2006	300,000
Less: Warrants Issued/Exercised	0
Less: Warrants Expired	0

Total Warrants outstanding at December 31, 2007	300,000

Less: Warrants Exercised	0
Less: Warrants Expired	140,000

Total Warrants Outstanding at December 31, 2008	160,000

On December 31, 2008 , the Company had warrants outstanding for the purchase of an aggregate of 160,000 shares of its Common Stock, which are summarized in the table below.

	Warrants	Exercise	Expiration
	Outstanding	Price	Date

	160,000	$0.50	08-Apr-2010

Total	160,000

All exercise prices and share amounts have been adjusted to account for a 4:1 stock split effected on June 10, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

Loans from Kiril A. Pandelisev

During the fiscal year ended December 31, 2005, the Company received loans from the Company’s sole officer and director, and its majority shareholder.  As of December 31, 2005, the Company was indebted to the CEO in the amount of $176,665.

During the fiscal year ended December 31, 2006, the Company received loans from the CEO in the amount of $17,327.

The loans made by the CEO to the Company in 2005 and 2006 were used to fund general and administrative expenses of the Company.  The loans were not evidenced by a note, were unsecured, did not bear interest and were payable on demand.

On June 10, 2006, the CEO utilized the amount due him by the Company to pay the exercise price under warrants held by him (see below).

Employment Agreement with the CEO

The Company was a party to an Employment Agreement with its CEO dated March 31, 1997.  The Employment Agreement provided that the CEO was entitled to base compensation of $120,000 per year, among other provisions.  The Employment Agreement terminated by its terms on March 31, 2002.

As of December 31, 2005 the Company had accrued $799,182 in deferred salary under an Employment Agreement with the CEO.

As of December 31, 2005, the CEO agreed to forgive any claim for $660,000 of the accrual compensation, and as a result the Company recorded a contribution to capital in that amount in fiscal 2005.  As a result of the forgiveness, the balance owed to CEO at December 31, 2005 for accrued compensation was $139,182 accrued salary.

Satisfaction of Amounts Due the CEO

On June 10, 2006, the CEO agreed to satisfy the amounts due him for accrued compensation under his Employment Agreement and for loans he had made the Company by exercising his options in the Company and converting the balance of the indebtedness into additional shares of common stock.

As of June 10, 2006, the CEO held options to purchase 400,000 shares of common stock at $0.25 per share, and options to purchase 469,844 shares of common stock at $0.0025 per share.  The aggregate exercise price under both options was $101,175.  The CEO applied $101,175 of the indebtedness due him by the Company to the exercise price under the options, which resulted in him acquiring 869,844 shares of common stock.

After exercising the options, the balance owed to the CEO was $232,000, which was converted into 5,800,000 shares of common stock at $0.04 per share.

License Agreement with Single Crystal Technologies, Inc.

On September 25, 2006, the Company entered into a License Agreement with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.

SCT is owned by the Company’s CEO.  Under the License Agreement, the Company is obligated to pay SCT a license fee of $50,000 when it raises at least $500,000 in capital.  In addition, the Company will be obligated to pay SCT royalties in varying percentages based on the revenues received from products that incorporate the technology licensed to the Company under the License Agreement.  In the event the Company fails to commence the production of products incorporating the technology licensed under the License Agreement within two years of the date of the Agreement, SCT may terminate the License Agreement at its option.

The terms of the License agreement also obligates the Company to pay all the patent filing and maintenance fees associated with all the patents held and new patents developed by SCT, Inc.  The agreement also grants to the Company exclusive rights to use any patents and patent improvements developed by either SCT or the Company during the license period.

During the year ended December 31, 2007 the actual costs paid by a related party on behalf of the Company is $18,000 for legal fees associated with patent improvement and maintenance related to the license agreement.

During the year ended December 31, 2008 the Company paid and additional $7,070 in patent maintenance fees.

As of June 30, 2008 no payments have been made directly to SCT in the last two fiscal years as part of the License Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

Current Loans from the CEO

During the year ended December 31, 2007, Mr. Pandelisev has provided short term operating capital to the company in the amount of $21,556 and during the period ended June 30, 2008 an additional $32,658.  These are non-interest bearing demand loans.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

CRC Crystal Research Corporation
(A Development Stage Company)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CRC Crystal Research Corporation
(A Development Stage Company)
Mesa, Arizona

We have audited the accompanying balance sheets of CRC Crystal Research Corporation (A Development Stage Company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2008, 2007 and since inception on March 22, 1993 to December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required, to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CRC Crystal Research Corporation (A Development Stage Company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2008, 2007 and since inception on March 22, 1993 to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $2,605,102, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 to the financial statements, the financial statements as of December 31, 2008 and the year then ended have been restated.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

December 4, 2009

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,
	2008	December 31
	As Restated	2007
ASSETS
Current assets
Cash	$2,730	$500

Total assets	$2,730	$500

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$313,000	$750
Accounts payable and accrued liabilities – related parties	10,260	-
Advances from shareholders	73,954	21,556

Total current liabilities	397,214	22,306

Stockholders' deficit

Preferred stock, par value $0.001
50,000,000 shares authorized,
no issued or outstanding	-	-

Common stock, par value $0.001
450,000,000 shares authorized,
13,370,270 and 12,327,449 shares
issued and outstanding, respectively	13,370	12,327

Paid in Capital	2,197,248	1,549,720

Deficit accumulated during the development stage	(2,605,102)	(1,583,853)

Total stockholders' deficit	(394,484)	(21,806)

Total liabilities and stockholders' deficit	$2,730	$500

The accompanying notes are an integral part of these statements

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008 and 2007 and For the
Period From March 22, 1993(Inception) to December 31, 2008

			March 22, 1993
	Year Ended		(Inception) to
	December 31,		December 31,
	2008 As Restated	2007	2008 As Restated

Operating expenses
General and administrative	$326,444	$29,443	$1,379,632
Loss on sale of asset	-	-	7,491
Patent maintenance	7,070		7,070
Research and development	-	-	331,459
Impairment of manufacturing equipment	627,821	-	826,752
Professional fees	59,914	33,763	148,669

Total expenses	1,021,249	63,206	2,701,073

Loss from operations	(1,021,249)	(63,206)	(2,701,073)

Other income (expenses)
Other income	-	-	6,654
Gain on write-off of debt	-	-	230,000
Interest expense	-	-	(140,683)

Net Loss	$(1,021,249)	$(63,206)	$(2,605,102)

Basic and Diluted Loss per Share	$(0.08)	$(0.01)

Basic and diluted weighted average
number of shares outstanding	13,075,863	11,361,778

The accompanying notes are an integral part of these statements

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the Period From March 22, 1993 (Inception) to December 31, 2008

					Deficit
					Accumulated
					During the	Total
	Common Stock		Paid in	Subscriptions	Development	Stockholders’
	Shares	Amount	Capital	Receivable	Stage	Equity
Balance at inception, March 22, 1993	-	$-	$-	$-	$-	$-

Common shares issued to founder
for cash and subscriptions	2,210,000	2,210	22,926	(12,555)	-	12,581
Payment of stock subscription				12,555		12,555

Net Loss					(33,292)	(33,292)

Balance, December 31, 1994	2,210,000	2,210	22,926	-	(33,292)	(8,156)

Common shares issued for services	44,000	44	1,956			2,000
Common shares issued for services	47,000	47	11,703			11,750
Common shares issued for cash	112,333	112	24,888			25,000
Common shares issued in						-
conversion of convertible notes	100,000	100	24,900			25,000
Common shares issued for services	31,600	32	7,868			7,900
Common shares issued in						-
conversion of convertible notes	40,000	40	9,960			10,000

Net (Loss)					(236,109)	(236,109)

Balance, December 31, 1995	2,584,933	2,585	104,201	-	(269,401)	(162,615)

Common shares issued for cash	40,000	40	9,960			10,000
Common shares issued for services	7,000	7	1,743			1,750
Common shares issued for services	4,000	4	996			1,000
Common shares issued for services	15,200	15	3,785			3,800

Net (Loss)					(192,969)	(192,969)

Balance, December 31, 1996	2,651,133	2,651	120,685	-	(462,370)	(339,034)

Common shares issued for cash	50,000	50	24,950			25,000
Common shares issued for services	22,000	22	10,978			11,000
Common shares issued in
conversion of convertible notes	80,000	80	19,920			20,000
Common shares issued for services	15,000	15	7,485			7,500
Common shares issued for cash	70,000	70	34,930			35,000
Common shares issued in
conversion of convertible notes	120,000	120	29,880			30,000
Common shares issued for cash	113,472	113	56,623			56,736
Common shares issued for cash	30,000	30	14,970			15,000
Common shares issued for services	85,000	85	42,415			42,500

Net (Loss)					(175,534)	(175,534)

Balance, December 31, 1997	3,236,605	3,236	362,836	-	(637,904)	(271,832)

Common shares issued for cash	20,000	20	9,980			10,000
Common shares issued for services	8,000	8	3,992			4,000
Common shares issued for cash	64,000	64	31,936			32,000
Common shares issued for cash	30,000	30	14,970			15,000
Common shares issued for services	3,000	3	1,497			1,500

Net (Loss)					(220,547)	(220,547)

STATEMENT OF STOCKHOLDERS’ DEFICIT - continued

Balance, December 31, 1998	3,361,605	3,361	425,211	-	(858,451)	(429,879)

Common shares issued for cash	12,000	12	5,988			6,000
Common shares issued for cash	8,000	8	3,992			4,000
Common shares issued for services	8,000	8	3,992			4,000

Net (Loss)					(154,943)	(154,943)

Balance, December 31, 1999	3,389,605	3,389	439,183	-	(1,013,394)	(570,822)

Common shares issued for services	290,000	290	72,210			72,500

Net (Loss)					(231,985)	(231,985)

Balance, December 31, 2000	3,679,605	3,679	511,393	-	(1,245,379)	(730,307)

Net (Loss)					(80,558)	(80,558)

Balance, December 31, 2001	3,679,605	3,679	511,393	-	(1,325,937)	(810,865)

Net (Loss)					(16,760)	(16,760)

Balance, December 31, 2002	3,679,605	3,679	511,393	-	(1,342,697)	(827,625)

Net (Loss)					(18,063)	(18,063)

Balance, December 31, 2003	3,679,605	3,679	511,393	-	(1,360,760)	(845,688)

Net (Loss)					(142,763)	(142,763)

Balance, December 31, 2004	3,679,605	3,679	511,393	-	(1,503,523)	(988,451)

Contributed service			660,000			660,000

Net Income / (Loss)					113,674	113,674

Balance, December 31, 2005	3,679,605	3,679	1,171,393	-	(1,389,849)	(214,777)

Common shares issued for
exercise of warrants for debt	869,844	870	100,305			101,175
Common shares issued for
conversion of related party debt	5,800,000	5,800	226,200			232,000
Common shares issued for services	300,000	300	11,700			12,000
Common shares issued for services	10,000	10	390			400

Net (Loss)					(130,798)	(130,798)

STATEMENT OF STOCKHOLDERS’ DEFICIT - continued

Balance, December 31, 2006	10,659,449	10,659	1,509,988	-	(1,520,647)	-

Common shares issued for services	1,050,000	1,050	9,450			10,500
Common shares issued for services	618,000	618	30,282			30,900

Net Income / (Loss)					(63,206)	(63,206)

Balance, December 31, 2007	12,327,449	12,327	1,549,720	-	(1,583,853)	(21,806)

Common shares issued to acquire:
Assets	627,821	628	627,193			627,821
Common shares issued for services	415,000	415	20,335			20,750

Net Income (Loss)					(1,021,249)	(1,021,249)

Balance, December 31, 2008	13,370,270	$13,370	$2,197,248	$-	$(2,605,102)	$(394,484)

On June 9, 2006 the Company exercised articles of conversion from an Arizona Corporation to a Nevada Corporation and changed its capital stock from no par value stock to a $0.001 par value, this change has been retroactively applied to this schedule.

On June 10, 2006 the Company exercised a 4:1 forward stock split that has been retroactively applied to this schedule and increases the number of shares issued and thereby decreases the price per share.

The accompanying notes are an integral part of these statements

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007 and For the
Period From March 22, 1993(Inception) to December 31, 2008

			March 22, 1993
	Year Ended		(Inception) to
	December 31,		December 31,
	2008 As Restated	2007	2008 As Restated
Operating Activities:
Net loss	$(1,021,249)	$(63,206)	$(2,605,102)

Adjustments to reconcile net loss to cash:
Depreciation	-	-	25,545
Loss on sale of asset	-	-	7,491
Impairment of manufacturing equipment	627,821	-	826,752
Common stock issued for service	20,750	41,400	245,750
Contributed services	-	-	660,000
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	312,250	750	328,718
Increase in accounts payable and accrued liabilities – related parties	10,260	-	10,260

Net used in operating activities	(50,168)	(21,056)	(500,586)

Investment Activities:
Equipment purchase	-	-	(17,858)
Manufacturing equipment purchase	-	-	(214,109)

Cash used in investment activities	-	-	(231,967)

Financing Activities:
Net proceeds from shareholder advances	52,398	21,556	276,411
Proceeds from Series A convertible notes	-	-	200,000
Proceeds from sale of common stock	-	-	258,872

Cash provided by financing activities	52,398	21,556	735,283

Net increase in cash	2,230	500	2,730

Cash, beginning of year	500	-	-

Cash, end of year	$2,730	$500	$2,730

Supplemental cash flow information:
Interest expense paid in cash	$-	$-	$140,683
Income taxes paid in cash	$-	$-	$-

Non-cash investing and financing activities:
Stock issued for purchase of assets	$627,821	$-	$627,821
Stock issued to convert notes	$-	$-	$85,000
Stock issued to convert related-party debt	$-	$-	$333,175

The accompanying notes are an integral part of these statements

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(December 31, 2008 (restated) and December 31, 2007)

NOTE 1.	GENERAL ORGANIZATION AND BUSINESS

CRC Crystal Research Corporation (“CRC Arizona”) was organized in the state of Arizona on March 22, 1993.  CRC Arizona had difficulty obtaining sufficient capital to maintain operations and ceased active operations in 1999.  In June, 2006, CRC Arizona’s board approved a plan to reincorporate in the State of Nevada.  CRC Arizona completed the reincorporation by filing of Articles of Merger with the States of Arizona and Nevada on September 21, 2006, which affected the merger of the CRC Arizona with and into CRC Crystal Research Corporation (“CRC Nevada”), a Nevada corporation.  Prior to filing the Articles of Merger, CRC Nevada was a wholly-owned subsidiary of CRC Arizona.   CRC Arizona and CRC Nevada shall be referred to collectively as the “Company.”

The Company is a development stage company as defined by SFAS 7 and not a “Shell” Company.  The Company is the licensee under a License Agreement dated September 25, 2006, with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.  The Company intends to use the rights granted under the License Agreement to develop product and services for use in energy exploration and homeland security, among other applications, and is actively seeking capital to fund the commencement of operations.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies and procedures are listed below.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted average number of shares plus any potentially dilutive debt or equity common stock equivalents.  As of December 31, 2008 and December 31, 2007, the Company had 160,000 and 300,000, respectively, of common stock purchase warrants outstanding that are considered common stock equivalents and which had been excluded from the diluted earnings (loss) per share calculation due to their anti-dilutive effect.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards ("SFAS") No. 107 (ASC 825) "Disclosures about Fair Value of Financial Instruments" requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. Management believes that the carrying amounts of Company's financial instruments, consisting primarily of cash, accounts payable and accrued liabilities approximated their fair values as of December 31, 2008, due to their short-term nature.

Property and Equipment

Property and equipment are carried at cost and depreciated on a straight-line basis over their useful lives.  Office Equipment is depreciated over five years.  Manufacturing equipment is depreciated over ten years and is periodically reviewed for impairment.  A gain or loss on disposal is included in the statement of operation net of cost and accumulated depreciation for all disposed assets.

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(December 31, 2008 (restated) and December 31, 2007)

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Property and Equipment - continued

In March 2008 the Company purchased the following crystal growth and materials purification equipment from SCT, LLC, a company owned and controlled by our chief executive officer (SCT). The equipment was recorded at SCT’s cost basis of $627,821, which was the cost incurred by SCT in the procurement and development of these assets.  Because these are custom made assets, and have had minimal use, as such no impairment was taken at the time of purchase.  SCT agreed to accept 627,821 common shares for the assets purchased.  The assets purchased follow:

Asset	Cost

Purification Stations - Qty 3
Including Spare Parts and Materials	$593,486
Generator	3,256
Converters - Qty 2	8,500
Gas Cabinet	2,579

Total	$627,821

The Company expected to install and put these purchased assets into production by December 31, 2008.  However, because of the unexpected delays (about six months) in the compliance process allowing the beginning of the funding process, the Company was unable to put these assets into production by year end, resulting in the requirement to consider impairment.

The SCT assets were developed and held by SCT for several years without being put into production.  Because the timing of the installation and operation of the equipment, and therefore the receipt by the Company of any related cash flows, is dependent on the Company’s ability to raise the necessary funds, the Company, given this uncertainty, has fully impaired these assets.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse.

Research and Development

The Company follows the policy of expensing research and development costs in the period incurred. The Company incurred $0 during the years ended December 31, 2008 and 2007, and $331,459 from inception through December 31, 2008.

NOTE 3.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has never generated revenues, has accumulated a loss of $2,605,102 during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Management’s Plan

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 4.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of December 31, 2006, there were 10,659,449 shares of common stock outstanding, and no shares of preferred stock outstanding.   On June 10, 2006, the Company affected a four for one stock split.  All share and per share amounts herein are adjusted to give effect to the stock split.

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(December 31, 2008 (restated) and December 31, 2007)

NOTE 4.	STOCKHOLDERS’ EQUITY - continued

Common Stock - continued

The Company issued 6,979,844 shares of common stock in 2006 in the following transactions:

•
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 5,800,000 shares of common stock to the CEO in satisfaction of $232,000 of indebtedness from the Company to CEO, or $0.04 the trading price of the shares on the date of issuance of per share.

•
On June 10, 2006, the Company issued 300,000 shares of common stock to six unrelated parties for services rendered to the Company.  The shares were valued at the trading price of the shares on the date of issuance of $0.04 per share.

•	On September 30, 2006, the Company issued 10,000 shares of common stock to an unrelated person for services rendered to the Company. The shares were valued at $0.04 per share.

The Company issued 1,668,000 shares of common stock during the period ended December 31, 2007 as follows:

•	On June 15, 2007 the Company issued 1,050,000 common shares at the trading price of the shares on the date of issuance of $0.01 for professional consulting services of $10,500.

•
On October 1, 2007 the Company issued 440,000 common shares to four board members for services in lieu of cash at $0.05 per share or $22,000 and 178,000 common shares at $0.05 per share to convert accounts payable of $8,900.

The Company issued 1,042,821 shares of common stock during the period ended December 31, 2008 as follows:

•
On March 31, 2008 the Company issued 627,821 common shares to acquire certain crystal growth and material purification assets valued at $627,821 from SCT, LLC.  The assets were valued at the actual cost to the predecessor related party and the number of shares issued are the number of shares negotiated.

•
On June 4, 2008 the company issued 300,000 common shares at $0.05 for consulting services of $15,000; 110,000 Common Shares at $0.05 for $5,500 executive compensation and 5,000 common shares at $0.05 for $250 bookkeeping services.

On January 22, 2008 the company entered in to a consulting agreement with Mirador Consulting Inc. (Mirador) for Investor Relations consulting.  The Company issued 300,000 restricted common shares to Mirador upon execution of the agreement.  Subsequently, the agreement was nullified and Mirador provided notice that the certificate was returned, however the Company has not yet received the certificate.  Accordingly, the Company has affected an administrative hold on the stock until the certificate is received and these shares are still considered outstanding in the accompanying financial statements.

Warrants and Options

Information relating to warrant activity during 2007 and 2008 follows:

	Number of Shares	Weighted –Average Exercise Price
Total Warrants outstanding at December 31, 2006	300,000	$0.50
Less: Warrants Exercised	-	-
Less: Warrants Expired	-	-

Total Warrants outstanding at December 31, 2007	300,000	0.50
Less: Warrants Exercised	-	-
Less: Warrants Expired	(140,000)	0.50

Total Warrants outstanding at December 31, 2008	160,000	$0.50

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(December 31, 2008 (restated) and December 31, 2007)

NOTE 4.	STOCKHOLDERS’ EQUITY - continued

Warrants and Options - continued

On December 31, 2008 the Company had warrants outstanding for the purchase of an aggregate of 160,000 shares of its Common Stock, which are summarized in the table below.

	Warrants	Exercise	Expiration
	Outstanding	Price	Date

	160,000	$0.50	8-Apr-2010

Total	160,000

The outstanding and exercisable warrants had zero intrinsic value at December 31, 2008.

All exercise prices and share amounts have been adjusted to account for a 4:1 stock split affected on June 10, 2006.

NOTE 5.	RELATED PARTY TRANSACTIONS

License Agreement with Single Crystal Technologies, Inc.

On September 25, 2006, the Company entered into a License Agreement with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.

SCT is owned by the Company’s CEO.  Under the License Agreement, the Company is obligated to pay SCT a license fee of $50,000 when it raises at least $500,000 in capital.  In addition, the Company will be obligated to pay SCT royalties in varying percentages based on the revenues received from products that incorporate the technology licensed to the Company under the License Agreement.  In the event the Company fails to commence the production of products incorporating the technology licensed under the License Agreement within two years of the date of the Agreement, SCT may terminate the License Agreement at its option.

The terms of the License agreement also obligates the Company to pay all the patent filing and maintenance fees associated with all the patents held and new patents developed by SCT, Inc.  The agreement also grants to the Company exclusive rights to use any patents and patent improvements developed by either SCT or the Company during the license period.

During the year ended December 31, 2007 the actual costs paid by a related party on behalf of the Company is $18,000 for legal fees associated with patent improvement and maintenance related to the license agreement.

During the year ended December 31, 2008 the Company paid and additional $7,070 in patent maintenance fees.

Accounts Payable and Accrued Liabilities – Related Party

At December 31, 2008, the Company had amounts due to its former CFO of $10,260.

Advances from Shareholders

As of December 31, 2008, Dr. Pandelisev, our CEO and major shareholder, has provided short term operating capital to the company in the amount of $73,954.  These advances are non-interest bearing and due upon demand.

NOTE 6.	PROVISION FOR INCOME TAXES

For the years ending December 31, 2008 and 2007, and the period from Inception through December 31, 2008, the Company had no significant current or deferred net income tax expense.

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(December 31, 2008 (restated) and December 31, 2007)

NOTE 6.	PROVISION FOR INCOME TAXES - continued

The net deferred income tax asset consists of the following:

	December 31,	December 31,
	2008	2007
Net Operating Losses	$672,276	$538,510
Deferred income tax liabilities	-	-
Subtotal	672,276	538,510
Valuation allowance	(672,276)	(538,510)
Net	$-	$-
A reduction of deferred tax assets by a valuation allowance is required if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  Based upon the net operating losses incurred since inception, the Company has determined that the deferred tax asset at December 31, 2008 will likely not be realized and accordingly, has established a valuation allowance against the entire deferred tax asset.

Below is a chart showing the operating losses from continuing operations and the years in which they will expire.

Year	Amount	Expiration
1994	$-	2014
1995	155,727	2015
1996	192,969	2016
1997	175,534	2017
1998	220,547	2018
1999	154,943	2019
2000	231,985	2020
2001	80,558	2021
2002	16,760	2022
2003	18,063	2023
2004	142,763	2024
2005	-	2025
2006	130,798	2026
2007	63,206	2027
2008	393,428	2028

Total	$1,977,281

NOTE 7.	USE OF PATENTS LICENSE, COMMITMENTS AND CONTINGENCIES

On September 25, 2006, the Company entered into a License Agreement with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights (Patents) owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.

SCT is owned by Kiril A. Pandelisev, the Company’s sole officer and director.  Under the License Agreement, the Company is not obligated to pay SCT the license fee of $50,000 until it raises at least $500,000 in capital.  However, the Company is obligated to pay certain patent filing and maintenance fees as described below as part of cost of the license.  The Company has not recorded a liability to SCT for the $50,000 because it is uncertain at this time that the Company will be able to raise sufficient capital to trigger the obligation to make this payment.

The terms of the License agreement also obligate the Company to pay all the patent filing and maintenance fees associated with all the patents held and new patents developed by SCT, Inc.  The agreement also grants to the Company exclusive rights to use any patents and patent improvements developed by either SCT or the Company during the license period.

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(December 31, 2008 (restated) and December 31, 2007)

NOTE 7.	USE OF PATENTS LICENSE, COMMITMENTS AND CONTINGENCIES - continued

During the year ended December 31, 2007 the actual costs paid by a related party on behalf of the Company is $18,000 for legal fees associated with patent improvement and maintenance fees related to the license agreement.

During the year ended December 31, 2008 the Company paid actual patent maintenance costs of $7,070.

In addition, the Company will be obligated to pay SCT royalties in varying percentages based on the revenues received from products that incorporate the technology licensed to the Company under the License Agreement.  The License Agreement remains in force until the expiration of the last patent licensed by SCT to CRC.

NOTE 8.	THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) issued by the Financial Accounting Standards Board (FASB) SFAS 157-163 and their effect on the Company.

Statement No. 157 (ASC 820) – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157 (ASC 820), Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements.  The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value.  SFAS 157 (ASC 820) is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

The adoption of this new Statement has not had a material effect on the Company’s current financial position, results or operations, or cash flows.

Statement No. 141 (revised 2007) (ASC 805) – Business Combinations

In December 2007, the FASB revised SFAS No. 141 (revised 2007) (ASC 805), Business Combinations.  This revision changes the way the minority interest in a company is measured, recorded and reported in the parent companies financial statements to the end that a statement user can better evaluate the nature and financial effects of the business combination.  The Company will adopt this statement beginning March 1, 2009.

It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Statement No. 160 (ASC 810) – Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 (ASC 810), Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.   A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements related to the noncontrolling or minority interest.

The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Statement No. 162 (ASC 100) – The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162 (ASC 100), The Hierarchy of Generally Accepted Accounting Principles .  SFAS No. 162 (ASC 100) sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 (ASC 100) will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards.

SFAS No. 162 (ASC 100) has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(December 31, 2008 (restated) and December 31, 2007)

NOTE 9.	SUBSEQUENT EVENTS

The Company issued 4,366,600 shares of common stock in 2009 in the following transactions:

On January 16, 2009, the Company issued 30,000 shares of common stock for accounting services.  The transaction was valued at $0.50 per share using the valuation of the company obtained in the prior period.

On February 14, 2009, the Company issued 44,600 shares of common stock to acquire certain assets from Company’s Chief Executive Officer.  The assets were determined to have a fair market value of $0 and the transaction was valued at par.

On March 1, 2009, the Company issued 550,000 shares of common stock to the Company’s Board of Directors and 62,000 shares of common stock for professional services. Both of these transactions were valued at the closing price of the shares on the date of issuance of $1.40 per share.

On July 28, 2009, the Company issued 240,000, 260,000, and 340,000 shares of common stock to the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officers, respectively.  The common stock was issued in lieu of compensation per each officer’s management agreement.  The shares were valued at $0.50 per share, which was determined based on the officer’s compensation in their respective management agreement.

On July 31, 2009, the Company issued 190,000 shares of common stock for professional services. These transactions were valued at the closing price of the shares on the date of issuance of $.035 per share.

On August 7, 2009, the Company issued 1,000,000 shares of common stock for the purchase of 100% of Arizona Quartz Tech, Inc.’s common stock. The transaction was valued at the closing price of the shares on the date of issuance of $0.035 per share.

On September 30, 2009, the Company issued 800,000 shares of common stock for the purchase of assets. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.  This transaction resulted in the Company recording $110,159 in equipment and $9,841 in inventory.

In October 2009, the Company issued 350,000 shares of common stock for professional services. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.

On November 10, 2009 the Company issued 500,000 shares of common stock as collateral to For Your Information, Inc.  The collateral was used to borrow $35,500 for the purchase of equipment. The debt is due on demand with no other terms associated with the borrowing.

CRC CRYSTAL RESEARCH CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(December 31, 2008 (restated) and December 31, 2007)

NOTE 10.	RESTATED FINANCIAL STATEMENTS

On August 27, 2009, the PCAOB revoked the registration of the Company’s prior auditors Moore & Associates Chartered. The Company was notified by the SEC that due to the revocation, a re-audit of the Company’s financial statements for the year ended December 31, 2008 would be required.

The Company has identified material errors in its previously issued financial statements.  These misstatements require that the financial statements for the fiscal year ended December 31, 2008 be restated.

Below is a summary of the changes made to the financial statements previously files for the period ended December 31,2008.

As of December 31, 2008	As Originally Reported	Adjustments		As Restated
Cash	2,730			2,730
Accounts payable and accrued expenses	(27,330)	(285,670)		(313,000)
Accounts payable and accrued expenses – related parties	-	(10,260)	[3]	(10,260)
Advances from shareholders	(73,954)			(73,954)
Preferred stock	-			-
Common stock	(13,370)			(13,370)
Additional paid-in capital	(2,197,248)			(2,197,248)
Retained earnings/(accumulated deficit)	(2,309,172)	(295,930)		(2,605,102)

	TWELVE MONTHS ENDED
December 31, 2008	As Originally Reported	Adjustments		As Restated
General and administrative expenses	46,444	280,000	[2]	326,444
Patent fees	7,070			7,070
Professional fees	43,984	15,930	[1]	59,914
Impairment of manufacturing equipment	627,821			627,821
Income tax expense	-			-
Net Loss	(725,319)	(295,930)		(1,021,249)

Net loss per common share	$(0.06)	$(0.02)		$(0.08)
Weight average common shares outstanding	13,037,287	38,576		13,075,863

Adjustment Entry Description for December 31, 2008 [1] Accrue legal and accounting fees. [2] Accrue management salaries. [3] Reclass of related party payables.

CRC Crystal Research Corporation
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS

Current assets:
Cash	$9,317	$2,730
Accounts receivable, net	31,039	-
Inventory	9,841	-
Other current assets	2,245	-

Total current assets	52,442	2,730

Equipment, net of accumulated depreciation of $349 and $0	125,774	-
Other long-term assets	414	-

Total assets	$178,630	$2,730

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable & accrued liabilities	$83,152	$39,510
Accounts payable & accrued liabilities – related party	81,093	283,750
Short-term debt	7,884	-
Advances from shareholders	95,831	73,954

Total current liabilities	267,960	397,214

Stockholders' deficit
Preferred stock, par value $0.001,
50,000,000 shares authorized
none issued or outstanding	-	-

Common stock, par value $0.001
450,000,000 shares authorized,
16,886,870 and 13,370,270 issued and
outstanding	16,887	13,370
Paid-in capital	3,647,181	2,197,248
Accumulated deficit	(3,753,398)	(2,605,102)

Total stockholders' deficit	(89,330)	(394,484)

Total liabilities and stockholders' deficit	$178,630	$2,730

The accompanying notes are an integral part of these statements.

CRC Crystal Research Corporation
CONSOLIDATED INCOME STATEMENTS
 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$79,719	$-	$79,719	$-
Cost of goods sold	48,578	-	48,578	-
Gross profit	31,141	-	31,141	-

General and administrative	94,693	126,560	1,178,886	256,166
Depreciation expense	349	-	349	-
Loss from operations	(63,901)	(126,560)	(1,148,094)	(256,166)

Interest Expense	(202)	-	(202)	-

Net loss	$(64,103)	$(21,560)	$(1,148,296)	$(256,166)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.08)	$(0.02)

Basic and diluted weighted average
number of shares outstanding	14,504,965	13,370,270	14,363,315	12,925,483

The accompanying notes are an integral part of these statements.

CRC Crystal Research Corporation
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Nine Months Ended September 30, 2009
(Unaudited)

		Price
	Issue	Per	Common Stock		Paid-in	Accumulated
	Date	Share	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2008			13,370,270	$13,370	$2,197,248	$(2,605,102)	$(394,484)

Common shares issued for services	01/16/09	$0.500	30,000	30	14,970		15,000
Common shares issued for assets	02/14/09	$0.000	44,600	45	(45)		-
Common shares issued for services	03/01/09	$1.400	612,000	612	856,188		856,800
Common shares issued for compensation	07/28/09	$0.505	840,000	840	419,160		420,000
Common shares issued for services	07/31/09	$0.035	190,000	190	6,460		6,650
Common shares issued for purchase of Arizona Quartz Tech, Inc.	08/07/09	$0.035	1,000,000	1,000	34,000		35,000
Common shares issued for assets	09/30/09	$0.150	800,000	800	119,200		120,000
Net (Loss)						(1,148,296)	(1,148,296)

Balance, September 30, 2009			16,886,870	$16,887	$3,647,181	$(3,753,398)	$(89,330)

The accompanying notes are an integral part of these statements.

CRC Crystal Research Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash Flows From Operating Activities:
Net loss	$(1,148,296)	$(256,166)

Adjustments to reconcile net loss) to cash:
Depreciation	349	-
Common stock issued for services	1,018,450	20,750
Changes in assets and liabilities
Decrease in accounts receivable	19,116	-
Decrease in other long-term assets	70	-
Increase in accounts payable and accrued liabilities	22,492	20,070
Increase in accounts payable – related parties	70,833	175,000

Net Cash Used by Operating Activities	(16,986)	(40,346)

Cash Flows From Investing Activities
Cash received in acquisition of Arizona Quartz Tech, Inc	2,154	-

Cash Provided by Investment Activities	2,154	-

Cash Flows From Financing Activities:
Advances from shareholders	21,877	43,237
Net payments of loans	(458)	-

Cash Provided by Financing Activities	21,419	43,237

Net increase in cash	6,587	2,891

Cash, Beginning of Period	2,730	500

Cash, End of Period	$9,317	$3,391

Supplemental Information:
Interest paid	$202	$-
Income taxes paid	$-	$-

Non-Cash Investing and Financing Activities:
Stock issued for purchase of assets	$110,159	$627,821
Stock issued for inventory	$9,841	$-
Stock issued to settle accrued payroll	$280,000	$-

The accompanying notes are an integral part of these statements.

CRC Crystal Research Corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE  1.             GENERAL ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

CRC Crystal Research Corporation (“CRC Arizona” or the “Company”) was organized in the state of Arizona on March 22, 1993. CRC Arizona had difficulty obtaining sufficient capital to maintain operations and ceased active operations in 1999. In June, 2006, CRC Arizona’s board approved a plan to reincorporate in the State of Nevada. CRC Arizona completed the reincorporation by filing of Articles of Merger with the States of Arizona and Nevada on September 21, 2006, which affected the merger of the CRC Arizona with and into CRC Crystal Research Corporation (“CRC Nevada”), a Nevada corporation. Prior to filing the Articles of Merger, CRC Nevada was a wholly-owned subsidiary of CRC Arizona. CRC Arizona and CRC Nevada shall be referred to collectively as the “Company.”

The Company is the licensee under a License Agreement dated September 25, 2006, with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies. The Company intends to use the rights granted under the License Agreement to develop product and services for use in energy exploration and homeland security, among other applications, and is actively seeking capital to fund the commencement of operations.

The Company exited the development stage during the third quarter of 2009 with the acquisition of Arizona Quartz Tech, Inc. as further discussed in Note 5.

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Management's Discussion and Analysis and the audited financial statements and notes thereto contained in our 2008 Annual Report filed with the Securities and Exchange Commission on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for 2008 as reported on Form 10-K have been omitted.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates and assumptions could change in the future as more information becomes available, which could impact the amounts reported and disclosed herein. Actual results may differ materially from estimates.

NOTE 2.              GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has only generated minimal revenues, has accumulated a loss of $3,753,398 as of September 30, 2009, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE  3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and financial instruments which mature within three months of the date of purchase.

Fair Value of Financial Instruments

As of September 30, 2009, the fair value of cash, accounts receivable, and accounts payable approximate carrying values because of the short-term nature of these instruments.

CRC Crystal Research Corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE  3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES    - continued

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on a straight-line method basis over the estimated useful lives of five to ten years.

Earnings Per Share

Basic earnings per share excludes dilution and is computed by dividing net income (loss) by the weighted-average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Potentially dilutive securities have been excluded from the net loss per common share calculation as the effects would be anti-dilutive.  Common stock equivalents as of September 30, 2009 that were excluded from the diluted earnings per share calculation consisted of 160,000 warrants to purchase shares of the Company’s stock.

Revenue Recognition

We recognize net revenue when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title, and acceptance, if applicable, as well as fixed pricing and probable collectibility. We record pricing allowances, including discounts based on contractual arrangements with customers, when we recognize revenue as a reduction to both accounts receivable and net revenue.

Recent Accounting Pronouncements

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles  (“SFAS 168” or “ASC 105-10”), which amends Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles . SFAS 168 (ASC 105-10) became the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date, SFAS 168 (ASC 105-10)  superseded all then existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in SFAS 168 (ASC 105-10)  became non-authoritative. SFAS 168 (ASC 105-10)  is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 (ASC 105-10) did not have a material impact on the Company’s financial position, cash flows or result of operations.

Other recently issued or adopted accounting pronouncements are not expected to have, or did not have, a material effect on the Company’s operations or financial position.

NOTE  4.             DEBT

As a result of the acquisition of Arizona Quartz Tech, Inc. (“AQT”) on August 7, 2009, the Company assumed $8,343 in debt.  At September 30, 2009 the Company had $7,884 recorded in short-term debt. The borrowing rate of the debt is 9% per year and is due by February 10, 2012.  The loan agreement requires AQT to obtain a written consent from the lender before organizing, merging into, or consolidating with an entity; acquiring all or substantially all of another entity; materially changing its legal structure, management, ownership or financial condition; or affecting or entering into a domestication, conversion or interest exchange.  Since AQT and the Company did not receive a waiver from the lender, the Company has classified the debt as short-term.

CRC Crystal Research Corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE  5.             ACQUISITION OF ARIZONA QUARTZ TECH AND OTHER ASSETS

Arizona Quartz Tech, Inc.

On August 7, 2009, the Company entered into a merger agreement with AQT, an Arizona corporation (the “Merger”).  The terms of the Merger consist of the principals and shareholders of AQT. exchanging their ownership interest in AQT for 1,000,000 restricted common shares of the Company valued at $35,000 based upon the price of our common stock on the date of the agreement.  All issued and outstanding common shares of AQT were acquired by the Company and as a result, AQT became a wholly-owned subsidiary of the Company.  None of the principals of AQT were affiliates of any of the principals of the Company.

The acquisition has been accounted for in accordance with the provisions of Statement of Financials Standards No. 141R “Business Combinations” (ASC 805). The total purchase price was allocated to the net tangible assets based on the estimated fair values.  The preliminary allocation of the purchase price was based upon valuation data as of August 7, 2009 and the estimates and assumptions are subject to change.  The initial purchase price allocation may be adjusted within one year of the effective date of the acquisition for changes in estimates of the fair value of assets acquired and liabilities assumed based on the results of the purchase price allocation process. The preliminary allocation of the purchase price is as follows:

Assets:
Cash and cash equivalents	$2,154
Accounts receivable	50,155
Prepaid and other current assets	2,245
Property and equipment, net	15,965
Other long term assets	484
71,003

Liabilities:
Accounts payable	(27,660)
Short-term debt	(8,343)
(36,003)

Total net assets acquired	$35,000

On an unaudited pro forma basis, the combined information represents the combined operations of the Company as though Arizona Quartz Tech, Inc. had been acquired as of the beginning of each of the reported periods. The pro forma results are not necessarily indicative of what would have occurred had the acquisition been in effect for the period presented.

	As Reported	Pro forma
Three months ended September 30, 2009
Revenues	$79,719	$134,273
Net loss	(64,103)	(57,981)
Net loss per share	(0.00)	(0.00)

Three months ended September 30, 2008
Revenues	$-	$143,051
Net loss	(21,560)	(46,518)
Net loss per share	(0.00)	(0.00)

Nine months ended September 30, 2009
Revenues	$79,719	$304,592
Net loss	(1,148,296)	(1,139,417)
Net loss per share	(0.08)	(0.08)

Nine months ended September 30, 2008
Revenues	$-	$134,273
Net loss	(256,166)	(212,434)
Net loss per share	(0.02)	(0.02)

CRC Crystal Research Corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE  5.             ACQUISITION OF ARIZONA QUARTZ TECH AND OTHER ASSETS - continued

On September 30, 2009, the Company issued 800,000 shares of common stock for the purchase of machining assets of Scott Westberry’s MacFab from Gilbert, Arizona, and the machining assets of Aaron Jensen, from Mesa, Arizona. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.  This transaction resulted in the Company recording $110,159 in equipment and $9,841 in inventory.

NOTE  6.             INVENTORY

Inventories consist of raw materials and low cost consumption supplies used in the manufacturing process and work in process. Inventory is valued at the lower of cost or market value using the weighted average cost method. Management reviews its inventories periodically to determine if any reserves are necessary for potential obsolescence or if a write down is necessary because the carrying value exceeds net realizable value.  There are no provisions for obsolete or slow moving inventories as of September 30, 2009.

NOTE  7.             COMMITMENTS AND CONTINGENCIES

Upon acquisition of AQT, the Company assumed an operating lease agreement for the rental of office space, certain other facilities for equipment storage and manufacturing areas. Facility rent expense and other common area maintenance charges for the nine months ended September 30 2009 and 2008 were $4,010 and $0, respectively.

As of September 30, 2009, future minimum rental and lease commitments under the terms of our operating leases are as follows:

Years Ending:
December 31, 2009	$4,392
December 31, 2010	17,783
December 31, 2011	15,070

Total	$37,245

NOTE  8.             STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of September 30, 2009, there were 16,886,870 shares of common stock outstanding, and no shares of preferred stock outstanding.

The Company issued 3,516,600 shares of common stock in 2009 in the following transactions:

•
On January 16, 2009, the Company issued 30,000 shares of common stock for accounting services.  The transaction was valued at $0.50 per share using the valuation of the company obtained in the prior period.

•
On February 14, 2009, the Company issued 44,600 shares of common stock to acquire certain assets from Company’s Chief Executive Officer.  The assets were determined to have a fair market value of $0 and the transaction was valued at par.

•
On March 1, 2009, the Company issued 550,000 shares of common stock to the Company’s Board of Directors and 62,000 shares of common stock for professional services. Both of these transactions were valued at the closing price of the shares on the date of issuance of $1.40 per share.

•
On July 28, 2009, the Company issued 240,000, 260,000, and 340,000 shares of common stock to the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officers, respectively.  The common stock was issued in lieu of compensation per each officer’s management agreement.  The shares were valued at $0.50 per share, which was determined based on the officer’s compensation in their respective management agreement.

CRC Crystal Research Corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE  8.             STOCKHOLDERS’ EQUITY - continued

Common Stock- continued

•
On July 31, 2009, the Company issued 190,000 shares of common stock for professional services. These transactions were valued at the closing price of the shares on the date of issuance of $.035 per share.

•
On August 7, 2009, the Company issued 1,000,000 shares of common stock for the purchase of 100% of Arizona Quartz Tech, Inc.’s common stock. The transaction was valued at the closing price of the shares on the date of issuance of $0.035 per share.  This transaction resulted in a gain on acquisition of $5,227.

•
On September 30, 2009, the Company issued 800,000 shares of common stock for the purchase of assets. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.  This transaction resulted in the Company recording $110,159 in equipment and $9,841 in inventory.

Warrants and Options

Information relating to warrant activity follows:

		Weighted
		Average
	Number of	Exercise
	Shares	Price
Total Warrants outstanding at December 31, 2008	160,000	$0.50
Less: Warrants Exercised	-	-
Less: Warrants Expired	-	-

Total Warrants outstanding at September 30, 2009	160,000	0.50

On September 30, 2009 the Company had warrants outstanding for the purchase of an aggregate of 160,000 shares of its common stock, which are summarized in the table below.

	Warrants	Exercise	Expiration
	Outstanding	Price	Date

	160,000	$0.50	April 8, 2011

Total	160,000

At September 30, 2009, outstanding warrants had no intrinsic value.

On April 23, 2009, the Board of Directors approved non-qualified stock option plan for the Company’s management. As of September 30, 2009, no stock options have been issue from this plan.

NOTE  9.             RELATED PARTY PAYABLES

As of September 30, 2009, the Company has accrued payroll for executive officers of $81,093.

As of September 30, 2009, the Company’s Chief Executive Officer, Dr. Pandelisev, has provided short-term operating capital to the company in the amount of $95,831.  These are non-interest bearing demand loans.

NOTE  10.           SUBSEQUENT EVENTS

On October 2009, the Company issued 350,000 shares of common stock for professional services. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.

On November 10, 2009 the Company issued 500,000 shares of common stock as collateral to For Your Information, Inc.  The collateral was used to borrow $35,500 for the purchase of equipment. The debt is due on demand with no other terms associated with the borrowing.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.             OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Crystal Research in connection with registering the sale of the common stock. Crystal Research has agreed to pay all costs and expenses in connection with this offering of common stock. Set forth below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$10,000.00
Accounting Fees	$4,500.00
Blue Sky Qualification Fees	$1,000.00	*

Total	$15,500.00
*Estimated

ITEM 14.              INDEMNIFICATION OF DIRECTORS AND OFFICERS

CRC Crystal Research Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Crystal Research indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Crystal Research request as an officer or director. Crystal Research may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Crystal Research’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Crystal Research shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Crystal Research shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Crystal Research or is or was serving at the request of Crystal Research as a director, officer, employee or agent of Crystal Research, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Crystal Research. Crystal Research shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of CRC Crystal Research Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15.             RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On December 31, 2008 the Company registered through form S-1 a total of 2,394,605 common shares that were issued as a result of a combination of  exemptions pursuant to the Securities Act of 1933. The Company however did a Regulation D, Rule 505 offering for debt which was later converted to common stock of the Company.  Specifically the Company raised only $85,000 in the offering and none of the funds raised was from an affiliate.  The Company has also issued common stock for services totaling $245,750, and the shares issued pursuant to these services was issued under Section 4(2), and Section 4(2), Rule 701.  Under Section 4(2), Rule 701 shares were issued for services, specifically for accounting, bookkeeping, consulting, and legal services.  Under Section 4(2) the Company sold shares to individuals capable of bearing the risk of loss of their investments, so called sophisticated investors of which the Company raised approximately $258,872.    None of the shares issued possess any registration rights.  The Company entered into these various transactions in order to raise funds sufficient to maintain Company operations and for continuing research and development.

The Company is authorized to issue 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of December 31, 2006, there were 10,659,449 shares of common stock outstanding, and no shares of preferred stock outstanding.   On June 10, 2006, the Company effected a four for one stock split.  All share amounts herein are adjusted to give effect to the stock split.

ITEM 15.             RECENT SALES OF UNREGISTERED SECURITIES - continued

The Company issued 6,979,844 shares of common stock in 2006 in the following transactions:

•
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•	On June 10, 2006, the Company issued 5,800,000 shares of common stock to the CEO in satisfaction of $232,000 of indebtedness from the Company to CEO, or $0.04 per share.

•	On June 10, 2006, the Company issued 300,000 shares of common stock to six unrelated parties for services rendered to the Company. The shares were valued at $0.04 per share.

•	On September 30, 2006, the Company issued 10,000 shares of common stock to an unrelated person for services rendered to the Company. The shares were valued at $0.04 per share.

The Company issued 1,668,000 shares of common stock during the period ended December 31, 2007 as follows:

•	On June 15, 2007 the Company issued 1,050,000 common shares at $0.01 for professional consulting services of $10,500.

•
On October 1, 2007 the Company issued 440,000 common shares to four board members for services in lieu of cash at $0.05 per share or $22,000 and 178,000 common shares at $0.05 per share to convert accounts payable of $8,900.

The Company issued 1,042,821 shares of common stock during the period ended December 31, 2008 as follows:

•
On March 31, 2008 the Company issued 627,821 common shares to acquire certain crystal growth and material purification assets valued at $627,821 from SCT, LLC.  The assets were valued at the actual cost to the predecessor related party and the number of shares issued are the number of shares negotiated.

•
On June 4, 2008 the company issued 300,000 common shares at $0.05 for consulting services of $15,000; 110,000 Common Shares at $0.05 for $5,500 executive compensation and 5,000 common shares at $0.05 for $250 bookkeeping services.

During 2009, the Company issued 4,366,600 shares of common stock through November 23, 2009 as follows:

•
On January 16, 2009, the Company issued 30,000 shares of common stock for accounting services.  The transaction was valued at $0.50 per share using the valuation of the company obtained in the prior period.

•
On February 14, 2009, the Company issued 44,600 shares of common stock to acquire certain assets from Company’s Chief Executive Officer.  The assets were determined to have a fair market value of $0 and the transaction was valued at par.

•
On March 1, 2009, the Company issued 550,000 shares of common stock to the Company’s Board of Directors and 62,000 shares of common stock for professional services. Both of these transactions were valued at the closing price of the shares on the date of issuance of $1.40 per share.

•
On July 28, 2009, the Company issued 240,000, 260,000, and 340,000 shares of common stock to the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officers, respectively.  The common stock was issued in lieu of compensation per each officer’s management agreement.  The shares were valued at $0.50 per share, which was determined based on the officer’s compensation in their respective management agreement.

•
On July 31, 2009, the Company issued 190,000 shares of common stock for professional services. These transactions were valued at the closing price of the shares on the date of issuance of $.035 per share.

•
On August 7, 2009, the Company issued 1,000,000 shares of common stock for the purchase of 100% of Arizona Quartz Tech, Inc.’s common stock. The transaction was valued at the closing price of the shares on the date of issuance of $0.035 per share.  This transaction resulted in a gain on acquisition of $5,227.

•
On September 30, 2009, the Company issued 800,000 shares of common stock for the purchase of assets. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.  This transaction resulted in the Company recording $110,159 in equipment and $9,841 in inventory.

•	In October 2009, the Company issued 350,000 shares of common stock for professional services. The transaction was valued at the closing price of the shares on the date of issuance of $0.15 per share.

•
On November 10, 2009 the Company issued 500,000 shares of common stock as collateral to For Your Information, Inc.  The collateral was used to borrow $35,500 for the purchase of equipment. The debt is due on demand with no other terms associated with the borrowing.

ITEM 15.             RECENT SALES OF UNREGISTERED SECURITIES - continued

Warrants and Options

Information relating to warrant activity during 2009, 2008 and 2007 follows:

Warrants Outstanding at December 31, 2006	300,000
Less: Warrants Issued/Exercised	0
Less: Warrants Expired	0

Total Warrants outstanding at December 31, 2007	300,000

Less: Warrants Exercised	0
Less: Warrants Expired	140,000

Total Warrants Outstanding at December 31, 2008	160,000

On December 31, 2008, the Company had warrants outstanding for the purchase of an aggregate of 160,000 shares of its Common Stock, which are summarized in the table below.

	Warrants	Exercise	Expiration
	Outstanding	Price	Date

	160,000	$0.50	08-Apr-2010

Total	160,000

All exercise prices and share amounts have been adjusted to account for a 4:1 stock split effected on June 10, 2006.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

ITEM 16.             EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

2.1	Agreement and Plan of Merger Dated September 20, 2006*
3.1	Articles of Incorporation dated June 9, 2006*
3.2	Amended and Restated Bylaws dated February 9, 2007*
3.3	Amendment to Articles of Incorporation dated September 22, 2006*
5.1	Opinion of Anslow + Jaclin, LLP
10.1	Drawdown Equity Finance Agreement Dated April 8, 2009. ***
10.2	Registration Rights Agreement Dated April 8, 2009. ***
10.4	Employment Agreement of Dr. Kiril Pandelisev**
10.5	Employment Agreement of Charlie Searock**
10.6	Employment Agreement of Don Meyers**
23.1	Consent of GBH CPAs, PC
23.2	Consent of Anslow + Jaclin, LLP (See Exhibit 5.1)

*Previously Filed with Form 10-SB filed February 13, 2007.
**Previously Filed with Form S-1 which went effective December 31, 2008.
***Previously Filed with Form S-1 filed with the SEC on July 15, 2009.

ITEM 17.             UNDERTAKINGS.

The undersigned registrant hereby undertakes:

 (1) To file, during any period in which it offers or sells securities , a post-effective amendment to this registration statement to:

 (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

 (ii)  Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement . Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ;

 (iii)   Include any additional or changed material information on the plan of distribution;

 (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

  (3)  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 Insofar as indemnification arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise , the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Mesa, State of Arizona on December 21, 2009 .

CRC Crystal Research Corporation
(Registrant)

By: /s/ Kiril A. Pandelisev
Kiril A. Pandelisev
CEO, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Kiril A. Pandelisev	CEO, Treasurer and Director	December 21, 2009
Kiril A. Pandelisev	Principal Financial Officer and Principal Accounting Officer

/s/ Charles Searock	Director	December 21, 2009
Charles J. Searock

/s/ Dr. Don Jackson	Director	December 21, 2009
Dr. Don Jackson

/s/ Dr. Shariar Motakef	Director	December 21, 2009
Dr. Shariar Motakef

/s/ Alexander Ostrogorsky	Director	December 21, 2009
Alexander Ostrogorsky

/s/ Michael Goffinet	Director	December 21 , 2009
Michael Goffinet